Exhibit 10.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

AMENDED AND RESTATED

COLLABORATIVE RESEARCH,

DEVELOPMENT, COMMERCIALIZATION

AND LICENSE AGREEMENT

BETWEEN

SENOMYX, INC.

AND

PEPSICO, INC.

AMENDED AND RESTATED COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

This Amended and Restated Agreement (the “Agreement”) is entered into as of September 30, 2016 (the “Amended Effective Date”) by and between SENOMYX, INC., a Delaware Corporation having its principal place of business at 4767 Nexus Centre Drive, San Diego, CA 92121 (“SENOMYX”) and PEPSICO, INC., a North Carolina Corporation, having its principal place of business at 700 Anderson Hill Road, Purchase, NY 10577 (“PEPSICO”).

BACKGROUND

WHEREAS, SENOMYX and PEPSICO entered into that certain Collaborative Research, Development, Commercialization and License Agreement dated August 16, 2010 (the “Original Effective Date”), as last amended on March 31, 2014 and extended by a Letter Agreement dated July 27, 2016 (the “Original Agreement”) regarding the Synthetic Enhancing Compound Program, the Natural Enhancing Compound Program and the Natural Sweetener Compound Program (as defined in the Original Agreement);

WHEREAS, the Original Agreement will expire on September 30, 2016 and the parties desire to extend the Natural Enhancing Compound Program and the Natural Sweetener Compound Program on a non-exclusive basis; and

WHEREAS, the parties have agreed to amend and restate the Original Agreement on the terms set forth herein and enter into this Agreement for the purpose of documenting the extension of the Natural Enhancing Compound Program and the Natural Sweetener Compound Program;

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties hereby agree as follows:

THE AGREEMENT

1.	Definitions

Certain capitalized terms are defined in Appendix A and incorporated into this Agreement by reference.

2.	Collaborative R&D Program

2.1     The goals of each Collaborative R & D Program between PEPSICO and SENOMYX are as set forth below. The parties will collaborate in the specified Synthetic Enhancing Compound Program, the Natural Enhancing Compound Program and the Natural Sweetener Compound Program during the respective Collaborative R & D Period for such program.

The Synthetic Enhancing Compound Program shall be focused on the identification of Synthetic Enhancing Compounds with respect to the Target Sweeteners. The Natural Enhancing Compound Program shall be focused on the identification of Natural Enhancing Compounds of Target Sweeteners. The Natural Sweetener Compound Program shall be focused on the identification of Natural Sweetener Compounds.

2.2     During the applicable Collaborative R & D Period for a given Collaborative R&D Program, SENOMYX will provide access to PEPSICO, during regular business hours on reasonable notice, of individual (with respect to [1] as set forth below) and aggregate results of research performed by SENOMYX under such Collaborative R&D Program including, but not limited to, […***…] at the regularly scheduled quarterly meetings of the Steering Committee, with […***…] in which relevant information regarding the progress of such Collaborative R&D Program will be presented.

The content of the foregoing meetings and […***…] will include individual and aggregate results and updates on […***…] Collaboration Compounds that have been […***…] Collaboration Compounds for which […***…]. For the avoidance of doubt, this Section 2.2, and the information provided by SENOMYX hereunder, is designed to give PEPSICO an understanding of the scientific progress and related results of research performed by SENOMYX under each Collaborative R&D Program. Subject to the exceptions in Section 13.4, Information provided to PEPSICO hereunder will be considered Confidential Information of SENOMYX pursuant to the Agreement.

During the Term of the Agreement PEPSICO will also provide updates of research and development performed by PEPSICO and its Affiliates under this Agreement (e.g. results of […***…]). Such updates will be provided at the regularly scheduled quarterly meetings of the applicable Steering Committee, and will be presented either in slides or other written reports. PEPSICO will also contractually require and use commercially reasonable efforts to cause that […***…] provide Senomyx with written quarterly updates of any equivalent activities that […***…] perform with respect to Selected Compounds.

2.3     PEPSICO shall have the option (“Extension Option”) to extend the Collaborative R & D Period of the Naturals Collaborative R & D Program for an additional two year period. In order for PEPSICO to exercise the Extension Option, PEPSICO must notify SENOMYX at least […***…] prior to the end of such Collaborative R & D Period. In such event, the Collaborative R & D Period of the Naturals Collaborative R & D Program shall automatically be extended for two years at 110% of the level of annual funding set forth under Section 8.2.1 for the Naturals Collaborative R & D Program.

2.4     Within [2] after the Amended Effective Date, PEPSICO and SENOMYX shall mutually select an independent third party auditor with botany expertise (“Auditor”) for purposes of taking inventory and comparing the contents of the PepsiCo Library and SENOMYX Library. The Auditor shall execute a confidentiality agreement in a form acceptable to both parties. Each of the parties shall submit to the Auditor […***…] in its respective library. The Auditor shall compare […***…] received from PepsiCo and SENOMYX, taking into account overlapping plant […***…] and prepare […***…], which will be made available to both SENOMYX and PEPSICO.

Following the completion of the Auditor’s review of the PEPSICO Library and the SENOMYX Library, the Auditor will develop a prioritized list of plant […***…] to establish a combined library (“Combined Library”). The criteria for prioritizing the screening and evaluation of the Combined Library will be mutually agreed upon by SENOMYX, PEPSICO and the Auditor taking into account the following approaches: […***…]

SENOMYX and PEPSICO shall proceed to […***…] pertaining to the Naturals Collaborative R&D Program as set forth in Schedule 4.1 (which may be amended by the parties from time to time) and PEPSICO and SENOMYX will […***…]. If SENOMYX acquires or purchases additional libraries to be used for the Naturals Collaborative R&D Program, such libraries shall be added to the SENOMYX Library […***…] to PEPSICO (unless authorized by PEPSICO) and shall revise the research plan set forth in Schedule 4.1 to reflect such additional libraries.

3.	Steering Committee

3.1     Formation of Steering Committee

No later than ten days after the Original Effective Date, the parties will establish a joint steering committee for each of the Synthetic Enhancing Compound Program, Natural Enhancing Compound Program and Natural Sweetener Compound Program (each, a “Steering Committee”). Each party may elect to have its Steering Committee members be the same for any of the respective programs.

3.2     Role of Steering Committee

The Steering Committees will manage the applicable Collaborative R&D Program and will:

(a)	provide strategic direction and performance criteria for the applicable Collaborative R&D Program during the applicable Collaborative R&D Period;

(b)	monitor progress and communicate status of the applicable Collaborative R&D Program during the applicable Collaborative R&D Period;

(c)	facilitate the cooperation of the parties under the applicable Collaborative R&D Program during the applicable Collaborative R&D Period;

(d)	[3] described in Section 8.2.4 associated with Natural Compounds for the Natural Enhancing Compound Program and the Natural Sweetener Compound Program;

(e)	determine […***…] under the applicable Research Plan for each of the Synthetic Enhancing Compound Programs, the Natural Enhancing Compound Program and the Natural Sweetener Compound Program;

(f)	review and amend, if necessary, the applicable Research Plan;

(g)	designate the Intended Purpose for Selected Enhancing Compounds;

(h)     provide input into the applicable Regulatory Plan;

(i)	review the Commercialization Plans for any Selected Compounds; and

(j)

communicate during the applicable Commercialization Period regarding the development of Selected Compound(s) under the applicable Collaborative R & D Program and the commercialization of Products incorporating Selected Compounds.

3.3     Composition

Each Steering Committee will consist of […***…] representatives officially designated by SENOMYX and […***…] representatives officially designated by PEPSICO, all of whom may change from time to time as provided below. Beginning on the Amended Effective Date, the Steering Committee shall be comprised of the current SENOMYX designees and PEPSICO designees in effect immediately prior to the Amended Effective Date. Each party may change its Steering Committee representative(s) upon written notice to the other party. If a Steering Committee member is unable to participate in a meeting, such Steering Committee member may delegate its voting powers to a delegate from its company.

3.4     Operation

Each official member of each Steering Committee will have one vote. All Steering Committee decisions will be made by unanimous vote and at a meeting where all [4] members (or their delegates as permitted under Section 3.3) participate. Any unresolved disputes will be subject to the procedures outlined in Section 16.4, or as otherwise mutually agreed upon by the parties in writing.

3.5     Meetings

Each Steering Committee will first meet no later than thirty days after the Original Effective Date and, unless otherwise mutually agreed, […***…] per year during the applicable Collaborative R&D Period and the applicable Commercialization Period of this Agreement using mutually agreed upon meeting locations and formats including teleconferencing and videoconferencing. In order to reduce costs, unless both parties consent, each quarterly Steering Committee meeting for the Natural Enhancing Compound Program, Synthetic Enhancing Compound Program and the Natural Sweetener Compound Program, as applicable, will take place consecutively on the same date(s). Each party […***…] relating to the meetings and activities of the Steering Committees. Subject to the approval of the applicable Steering Committee, which shall not be unreasonably withheld, each party may request the attendance of subject matter experts, who may or may not be employees of either party, as desired at Steering Committee meetings as non-voting, unofficial, ad-hoc members.

3.6     Minutes

During the applicable Collaborative R & D Period and the Commercialization Period, SENOMYX will promptly prepare and deliver to the members of the Steering Committee, the minutes of meetings of the applicable Steering Committee for review and approval by both parties.

4.	Research Plans.

4.1     Research Plans

During the Original Collaborative R&D Period, SENOMYX will prepare one Research Plan for the Synthetic Enhancing Compound Program and a second Research Plan for both the Natural Enhancing Compound Program and Natural Sweetener Compound Program and, after review by PEPSICO, such Research Plans will be submitted to the applicable Steering Committee(s) for approval at the first meeting of the Steering Committee (which pursuant to Section 3.5 will take place within thirty days of the Original Effective Date). The Research Plans will reflect the PEPSICO Criteria, which SENOMYX will use to help guide research priorities for the applicable Collaborative R & D Program. The Research Plans will be attached to the minutes of the applicable Steering Committee meeting. A new Research Plan […***…] is attached hereto as Schedule 4.1 (and may be amended by the parties from time to time). SENOMYX shall develop and present to PEPSICO an updated Research Plan for the Naturals Collaborative R&D Program [5] prior to the expiration of the Naturals Collaborative R&D Program based on the progress of the programs through such date.

4.2     Implementation of Research Plans and Data Packages

SENOMYX will use its commercially reasonable efforts, using the resources received under Section 8.2, to perform the activities allocated to SENOMYX as outlined in the Research Plans during the applicable Collaborative R & D Period for each of the Synthetic Enhancing Compound Program, Natural Enhancing Compound Program and Natural Sweetener Compound Program. SENOMYX will designate a project team comprising personnel with the technical qualifications and expertise that are reasonably required to accomplish such activities outlined in the Research Plans. If there are any changes in the members of the project team, SENOMYX will ensure that replacement members will have the equivalent technical qualifications and expertise.

During the applicable Collaborative R & D Period under the applicable Research Plan, SENOMYX will provide PEPSICO with information on […***…] (“Data Package(s)”) and […***…] for full evaluation (the […***…] shall be determined by the Steering Committee). The Data Package for a Collaboration Compound shall include the information set forth in Appendix B, including, without limitation, […***…] for the specified Collaboration Compound […***…].

PEPSICO will use commercially reasonable efforts to perform the activities allocated to PEPSICO in accordance with the Research Plans, including the evaluation of the Data Packages provided by SENOMYX for Collaboration Compounds.

Upon expiration of the applicable Collaborative R & D Period, the parties’ research and development obligations under the applicable Research Plan will expire.

4.3     Notification of Selected Compound

By no later than […***…] following receipt of a Data Package and the […***…] as set forth in Section 4.2 for a given Collaboration Compound (“Selection Date”), PEPSICO may, upon written notice to SENOMYX, select such Collaboration Compound for which it received such Data Package during the applicable Collaborative R & D Period for development pursuant to Section 5, but in any event such selection must be made […***…]. If PEPSICO timely selects a Collaboration Compound by written notice to SENOMYX no later than the Selection Date for such Collaboration Compound, such Collaboration Compound will thereafter be deemed a “Selected Compound” and PEPSICO and its Affiliates shall have the license rights to such Selected Compound set forth in Section 9.

With respect to Selected Enhancing Compounds, promptly after the time of selection, [6] will designate the specific Target Sweetener(s) that the Selected Compound may be used to enhance under the license grants in Section 9 (“Intended Purpose”). […***…] and […***…] shall be treated as in the same category of Intended Purpose. Such Selected Compound must meet the definition of Enhancing Compound for each such designated Target Sweetener. The parties acknowledge and agree that the Intended Purpose for each Selected Enhancing Compound shall be for the use of such Selected Enhancing Compound only […***…]. With respect to Selected Compounds that are Natural Sweetener Compounds, “Intended Purpose” shall mean […***…].

5.	Development.

5.1     Regulatory Approvals

5.1.1	Regulatory Approvals for Selected Enhancing Compounds.

Promptly following selection of any Selected Enhancing Compound pursuant to Section 4.3, SENOMYX will use commercially reasonable efforts to perform the […***…] for such Selected Enhancing Compound and to pursue the Regulatory Plan for such Selected Enhancing Compound. SENOMYX will provide to the Steering Committee an updated Regulatory Plan (updated from the […***…]), which will include a description of […***…]. Within […***…] of selection of any Selected Enhancing Compound pursuant to Section 4.3, the Steering Committee will meet and discuss in good faith […***…].

SENOMYX shall solicit PEPSICO input to such Regulatory Plan during the regular Steering Committee process, but in the event of any disagreement between the parties SENOMYX shall have final decision making authority.

SENOMYX will exclusively own all regulatory filings made or filed for a Selected Enhancing Compound, and any such regulatory filings for such Selected Enhancing Compounds will be subject to the license grants pursuant to Section 9.

SENOMYX shall provide PEPSICO with copies of all such filings and approvals, which, subject to the exceptions in Section 13.4, will be considered SENOMYX Confidential Information.

The implementation of the Regulatory Plan for a Selected Enhancing Compound will:

(i)     commence upon PEPSICO’s selection of such Selected Enhancing Compound; and

(ii)     end upon (a) […***…] in the […***…], or (b) upon […***…] [7] of the Regulatory Plan by the Steering Committee. SENOMYX will provide PEPSICO with reasonable access, upon advance notice and during normal business hours, to the appropriate SENOMYX personnel responsible for such regulatory filings for the purpose of ongoing discussions of the subject matter among the parties between regularly scheduled Steering Committee meetings.

5.1.2	Regulatory Approvals for Selected Natural Sweetener Compounds.

Promptly following selection of any Selected Natural Sweetener Compound pursuant to Section 4.3, SENOMYX will use commercially reasonable efforts to perform the anticipated safety studies (based on the Regulatory Plan) for such Selected Natural Sweetener Compound. Within […***…] of selection, the Steering Committee will meet and discuss in good faith […***…]. The Steering Committee will also consider and discuss whether the Regulatory Plan for selected Natural Sweetener Compounds should contemplate Regulatory Approval […***…].

SENOMYX shall solicit PEPSICO input to such Regulatory Plan during the regular Steering Committee process, but in the event of any disagreement between the parties SENOMYX shall have final decision making authority.

SENOMYX will exclusively own all regulatory filings made or filed for a Selected Natural Sweetener Compound, and any such regulatory filings for such Selected Natural Sweetener Compounds will be subject to the license grants pursuant to Section 9. SENOMYX shall provide PEPSICO with copies of all such filings and approvals, which, subject to the exceptions in Section 13.4, will be considered SENOMYX Confidential Information. SENOMYX will provide PEPSICO with reasonable access, upon advance notice and during normal business hours, to the appropriate SENOMYX personnel responsible for such regulatory filings for the purpose of ongoing discussions of the subject matter among the parties between regularly scheduled Steering Committee meetings.

The implementation of the Regulatory Plan for a Selected Natural Sweetener Compound will:

(i)     commence upon PEPSICO’s selection of such Selected Natural Sweetener Compound; and

(ii)     end upon (a) […***…], or (b) upon an […***…] of the Regulatory Plan by the Steering Committee.

5.2     Costs of Regulatory Filings

5.2.1     Selected Enhancing Compounds

SENOMYX will be responsible for [8] out-of-pocket costs associated with […***…] for Regulatory Approval for each Selected Enhancing Compound. For any out-of-pocket costs associated with Regulatory Approval of any Selected Enhancing Compound in excess of such amount, […***…] as of the date when such […***…], provided that […***…], and PEPSICO will reimburse SENOMYX for […***…] after receipt of invoice (with supporting documentation) for such […***…] from SENOMYX, together with […***…]. By way of example, (1) if […***…] for use in the Field and […***…], then PEPSICO’s obligation to reimburse SENOMYX for out-of-pocket costs […***…]; or (2) if […***…] for use in the Field and […***…], then PEPSICO’s obligation to reimburse SENOMYX for […***…].

For any […***…] associated with Regulatory Approval contemplated by the Regulatory Plan other than […***…], PEPSICO and SENOMYX will […***…] as of the date when such […***…], provided that […***…] such […***…], and PEPSICO will reimburse SENOMYX for […***…] after receipt of invoice (with supporting documentation) for such out-of-pocket costs, together with […***…].

All reimbursement payments under this Section 5.2.1 are non-refundable and non-creditable.

5.2.2     Selected Natural Sweetener Compounds or Analog Compounds

SENOMYX will be responsible for […***…] (based on the Regulatory Plan) of each Selected Natural Sweetener Compound or Selected Analog Compound. After such amount has been reached […***…] Selected Natural Sweetener Compound or Selected Analog Compound. For any […***…] associated with Regulatory Approval of any Selected Natural Sweetener Compound or Selected Analog Compound in excess of […***…], PEPSICO will reimburse SENOMYX for […***…] [9] incurred by SENOMYX within […***…] after receipt of invoice (with supporting documentation) for such […***…] from SENOMYX, together with such detail relating to such costs as are reasonably required by PEPSICO. By way of example, (1) if […***…] for use in the Field and […***…] (and provided the use by the other licensee is included in the request for Regulatory Approval), then PEPSICO’s obligation to reimburse SENOMYX for out-of-pocket costs […***…]; or (2) if […***…] for use in the Field and […***…] (and provided such uses are included in the request for Regulatory Approval), then PEPSICO’s obligation to reimburse SENOMYX for […***…].

All reimbursement payments under this Section 5.2.2 are non-refundable and non-creditable.

5.3      Safety Evaluation of Collaboration Compounds

SENOMYX will have sole control and manage all safety studies for any Collaboration Compound. PEPSICO and its Affiliates and permitted sublicensees […***…].

The results of all safety studies for any Collaboration Compound shall be owned by SENOMYX and such results shall be deemed SENOMYX Confidential Information hereunder, subject to the exceptions in Section 13.4. SENOMYX will provide PEPSICO with reasonable access, upon advance notice and during normal business hours, to the appropriate personnel responsible for such safety studies for the purpose of ongoing discussions of the subject matter among the parties between regularly scheduled Steering Committee meetings.

During the applicable Collaborative R&D Period, SENOMYX shall provide PEPSICO with copies of the results of all such safety studies for all Collaboration Compounds which were part of a Data Package for PEPSICO’s internal evaluation. SENOMYX will provide PEPSICO with such results for any Selected Compounds both during and following the Collaborative R & D Period, for so long as such Collaboration Compound remains a Selected Compound.

5.4     Cooperation

PEPSICO and its Affiliates will cooperate to the extent reasonably necessary to assist SENOMYX in the performance of the foregoing activities and SENOMYX will provide PEPSICO with copies of all regulatory filings and supporting data and regulatory determinations on the Selected Compound(s), which, subject to the exceptions in Section 13.4, shall be considered Confidential Information of SENOMYX. PEPSICO will contractually require and use commercially reasonable efforts to cause its permitted sublicensees to cooperate to the extent reasonably necessary to assist SENOMYX in the performance of the foregoing activities. SENOMYX and its Affiliates will cooperate to the extent reasonably necessary to assist PEPSICO, its Affiliates and their permitted sublicensees in the performance of the foregoing activities.

In addition, each party is obligated to:

(i)     [10] relating to any Compounds licensed under this Agreement and will keep the other party updated of […***…]; and

(ii)     report such […***…].

With respect to (i) above, PEPSICO and its Affiliates shall involve SENOMYX in any […***…] and will provide access to SENOMYX to all related information and SENOMYX shall involve PEPSICO in any […***…] and will provide access to PEPSICO to all related information. PEPSICO will contractually require and use commercially reasonable efforts to cause its sublicensees to report any such […***…] directly to SENOMYX, involve SENOMYX in any […***…] and provide access to SENOMYX to all related information. Upon prior notice to PEPSICO, notwithstanding Section 13 of this Agreement, each party may provide such information to its […***…] Compound.

6.	Commercialization

6.1     Commercialization Plans

As an overall goal of the Commercialization Plans, PEPSICO desires to market current and new Products incorporating Selected Compounds. Within […***…] of selection of each Selected Compound pursuant to Section 4.3, PEPSICO will prepare in good faith a detailed plan for the commercialization of Products incorporating such Selected Compound that includes, […***…] in Section 6.2 (the “Commercialization Plan(s)”). Each Commercialization Plan will reflect the mutual intention of the parties to commence the commercialization of a Selected Compound as soon as possible following the first Regulatory Approval of a Selected Compound in each country. The Commercialization Plans for each Selected Compound will be attached to the minutes of the applicable Steering Committee meeting. Subject to the exceptions in Section 13.4, the Commercialization Plans will be considered Confidential Information of PEPSICO under this Agreement.

6.2     Format of Commercialization Plans

PEPSICO agrees that it will […***…] each Commercialization Plan the following information for PEPSICO, its Affiliates and permitted sublicensees:

(i)	[11] consistent with the mutual intention of the parties as set forth in Section 6.1 above;

(ii)	specific diligence timelines for PEPSICO (and its Affiliates and permitted sublicensees) and SENOMYX; (e.g. key activities related to […***…])

(iii)	the worldwide […***…] Products incorporating the applicable Selected Compound broken out by […***…].

(iv)	estimated […***…] of Selected Compound to be […***…];

(v)	projected […***…] Products incorporating the applicable Selected Compound; and

(vi)	[…***…] information on […***…] of Products incorporating the applicable Selected Compound.

Thereafter PEPSICO will update each Commercialization Plan on an […***…] basis in good faith for the remainder of the applicable Commercialization Period. Such updated Commercialization Plans shall, […***…] include quantifiable information, including […***…] submitted to SENOMYX at least […***…]. PEPSICO shall […***…] the Commercialization Plans and the Steering Committee will meet as appropriate to review and discuss progress against the Commercialization Plan. In accordance with the Commercialization Plans, PEPSICO will be responsible for formulating and testing Products incorporating Selected Compounds including the cost associated with such activities.

Notwithstanding the foregoing, PEPSICO is […***…] and shall […***…] as contemplated by Section 8.5 of this Agreement.

7.	Rights, Obligations and Limitations of the Parties

7.1 Exclusivity in the Exclusive Product Categories with Respect to Selected Compounds

For so long as PEPSICO is paying the MARs during the Commercialization Period for a particular Minimum Annual Royalty Category, and subject to Sections 9.5.2 and 9.6.1 and PEPSICO’s continuing compliance with the other material terms of this Agreement, with respect to any Selected Synthetic Enhancing Compound selected during the Original Collaborative R&D Period in that particular Minimum Annual Royalty Category for which PEPSICO is paying MARs, SENOMYX agrees not to [12] for use of such Selected Synthetic Enhancing Compound […***…] (e.g., for the purpose of […***…] for which PEPSICO […***…]). Notwithstanding the foregoing, this paragraph 7.1 shall not apply with respect […***…] for which a […***…] or is terminated under Sections 8.5 (because PEPSICO declines to commence or continue paying MARs for a Selected Compound), 11.1 (because PEPSICO declines to pay for patent costs under Section 11.1) or otherwise.

7.1.1 Synthetic Enhancing Compound Program

Subject to Section 9.5.2, during only the Original Collaborative R&D Period, SENOMYX agrees not to […***…] to SENOMYX Technology to a Third Party for use in the discovery or commercialization of Synthetic Compounds that have an enhancing effect on the sweetness of a Target Sweetener and that are intended for use as a sweetness enhancer in any Exclusive Product Category. Notwithstanding the foregoing, SENOMYX is permitted at any time to provide research and development services and/or grant any rights in SENOMYX Technology to a Third Party(ies) for use in the discovery or commercialization of Synthetic Compounds that have a primary sweetness enhancing effect on a sweetener that is not a Target Sweetener and that also enhance the sweetness of a Target Sweetener […***…] in in vitro assays and product prototypes at a concentration that is […***…]. Such sweetness comparison will be measured in Taste Tests. By way of illustration, but not limitation, in Taste Tests Synthetic Compound A enhances the sweetness of […***…] and enhances the sweetness of […***…] and at a concentration of […***…] Synthetic Compound A has sweetness on its own that is […***…] (based on Taste Tests). Such Synthetic Compound is not considered an Enhancing Compound for sucrose. Accordingly, SENOMYX would be permitted to provide research and development services and/or grant to Third Party(ies) rights in SENOMYX Technology for use in the discovery or commercialization of such Synthetic Compound in an Exclusive Product Category for use as an enhancer of the sweetness of sucralose at such concentrations or below; provided, however, that during the applicable Collaborative R & D Period for the Synthetic Enhancing Compound Program SENOMYX shall not grant any rights in SENOMYX Technology for use as an enhancer of the sweeteners of a Target Sweetener and that are intended for use as a sweetness enhancer in an Exclusive Product Category.

During the Commercialization Period SENOMYX will not violate its exclusivity commitments in Section 7.1 [13]. Subject to Section 7.1 above […***…], after expiration of the Original Collaborative R&D Period for the Synthetic Enhancing Compound Program and for the remainder of the Term, SENOMYX may provide research and development services and/or grant rights to SENOMYX Technology to Third Parties for use in the discovery or commercialization of Synthetic Compounds that are not Selected Compounds in any field of use, and nothing in this Agreement will prevent or limit the foregoing.

After the conclusion and expiration of the Synthetic Enhancing Compound Collaborative R&D Period, SENOMYX agrees to offer PEPSICO, on a non-exclusive basis, the ability to undertake testing or studies of Synthetic Enhancing Compounds discovered by SENOMYX after the Amended Effective Date and advanced into safety studies by SENOMYX (which shall include a 28 day acute toxicology studies) to evaluate the sweet taste enhancement of such Synthetic Enhancing Compounds for use in the Field; provided, however, that (i) the parties shall enter into a separate material transfer agreement, in a form acceptable to both parties, governing the evaluation of such Synthetic Enhancing Compounds; and (ii) SENOMYX shall have no obligation to provide PEPSICO with the opportunity to evaluate any Synthetic Enhancing Compounds if such evaluation is prohibited by SENOMYX’s Third Party agreements. If SENOMYX enters into a Third Party agreement that would prohibit PEPSICO from conducting evaluations of the aforementioned Synthetic Enhancing Compounds, SENOMYX will provide written notification to PEPSICO of such prohibition within […***…] following the execution of such agreement.

7.1.2 Natural Enhancing Compound Program

Subject to Section 9.5.2, during only the Original Collaborative R&D Period for the Natural Enhancing Compound Program, SENOMYX agrees not to provide research and development services or grant any rights to SENOMYX Technology to a Third Party for use in the discovery or commercialization of Natural Compounds that have an enhancing effect on the sweetness of a Target Sweetener and that are intended for use as a sweetness enhancer in any Exclusive Product Category.

Beginning on the Amended Effective Date, Senomyx may provide research and development services and/or grant rights to SENOMYX Technology to Third Parties for use in the discovery or commercialization of Natural Enhancing Compounds in any field of use (including the Field), and nothing in this Agreement will prevent or limit the foregoing. Subject to Section 7.3, SENOMYX may offer and grant rights to any Natural Enhancing Compound, including Selected Compounds discovered using the PepsiCo Exclusive Plant List portion of the PepsiCo Library, to any Third Party for use in all product categories and for all purposes, including for the Intended Purpose in the Field and nothing in this Agreement will prevent or limit the foregoing. Notwithstanding the foregoing, SENOMYX agrees that it shall not provide access (e.g. product formulation, development work or samples) in the Exclusive Product Categories to Selected Natural Enhancing Compounds to Third Parties who have not participated in funding research and development of Natural Compounds (including participation in the pro-rata calculations of reimbursement for expenses relating to safety studies, regulatory approvals, or intellectual property prosecution) that are intended for use as an enhancer until SENOMYX has received United States Regulatory Approval. Upon receipt of United States Regulatory Approval for a Selected Natural Enhancing Compound, the compound can be offered by SENOMYX to any Third Party in the Exclusive Product Categories, including Third Parties that have not funded research of SENOMYX.

7.1.3 Natural Sweetener Compound Program

Subject to Section 9.5.2, during the Original Collaborative R & D Period for the Natural Sweetener Compound Program, SENOMYX agrees not to provide research and development services or grant any rights to SENOMYX Technology to a Third Party for use in the discovery or commercialization of Natural Compounds that are intended for use as a sweetener in any Exclusive Product Category.

Beginning on the Amended Effective Date, Senomyx may provide research and development services and/or grant rights to SENOMYX Technology to Third Parties for use in the discovery or commercialization of Natural Compounds in any field of use (including the Fields), and nothing in this Agreement will prevent or limit the foregoing. Subject to Section 7.3, SENOMYX may offer and grant rights to any Natural Sweetener Compound and Analog Compounds, including Selected Compounds discovered using the PepsiCo Exclusive Plant List portion of the PepsiCo Library, to any Third Party for use in all product categories and for all purposes, including for the Intended Purpose in the Field and nothing in this Agreement will prevent or limit the foregoing. Notwithstanding the foregoing, SENOMYX agrees that it shall not provide access (e.g. product formulation, development work or samples) in the Exclusive Product Categories to Selected Natural Sweetener Compounds and Selected Analog Compounds to Third Parties who have not participated in funding research and development of Natural Sweetener Compounds (including participation in the pro-rata calculations of reimbursement for expenses relating to safety studies, regulatory approvals, or intellectual property prosecution) that are intended for use as a sweetener until SENOMYX has received United States Regulatory Approval. Upon receipt of United States Regulatory Approval for a Selected Natural Sweetener Compound or Selected Analog Compound, the compound can be offered by SENOMYX in the Exclusive Product Categories to any Third Party, including Third Parties that have not funded SENOMYX research.

7.2     Co-Exclusive Product Category and Outside the Fields

Nothing in this Agreement shall be deemed to restrict or otherwise limit SENOMYX from providing research and development services and/or granting rights to SENOMYX Technology (i) to Third Parties with respect to use of Compounds outside the Field for any purpose (including for enhancing sweetness of a Target Sweetener or acting as a sweetener) or for any purpose in the Field other than enhancing the sweetness of a Target Sweetener or acting as a sweetener, (ii) to one other party (and such party’s Affiliates) (except to the extent otherwise converted to non-exclusive as contemplated by this Agreement) with respect to use of Compounds selected during the Original Collaborative R&D Period as an enhancer of sweetness of a Target Sweetener in the Co-Exclusive Product Category; or (iii) to one other party (and such party’s Affiliates) (except to the extent otherwise converted to non-exclusive as contemplated by this Agreement) with respect to use of Natural Compounds selected during the Original Collaborative R&D Period as a sweetener in the Co-Exclusive Product Category.

7.3      Third Parties

During the Collaborative R&D Period, SENOMYX agrees that: (i) it shall not provide research and development services to [14] with respect to Natural and Synthetic Sweetener Compounds, Natural Enhancing Compounds and Analog Compounds for use of such Compounds in the Field; (ii) it shall not license or provide access (e.g. product formulation, development work or samples) to Selected Natural Sweetener Compounds, Selected Natural Enhancing Compounds or Selected Analog Compounds in the Exclusive Product Categories to […***…] prior to the second anniversary of the date that SENOMYX receives United States Regulatory Approval for the applicable Selected Compound.

7.4     Manufacturing

PEPSICO and its Affiliates will be responsible for all costs associated with manufacturing and commercial scale-up of Selected Compounds including manufacturing optimization costs. In addition, PEPSICO and its Affiliates shall bear all manufacturing related costs for any material required for its internal evaluations including prototype and product development efforts.

If PEPSICO or its Affiliates elects to outsource the manufacture of Selected Compounds to a Third Party, […***…].

8.	Financial Terms

8.1 Nonrefundable Payment

In consideration for (i) SENOMYX’s initiation of the Synthetic Enhancing Compound Program, the Natural Enhancing Compound and the Natural Sweetener Program, (ii) SENOMYX’s agreement to provide future R&D services on an exclusive or co-exclusive basis during the Original Collaborative R&D Period, PEPSICO shall pay to SENOMYX a nonrefundable payment of [15], of which […***…] has been previously paid by PEPSICO to SENOMYX in connection with the execution of the Term Sheet and the remaining […***…] of which shall be paid by PEPSICO to SENOMYX within […***…] of the Effective Date. Such payment shall be non-refundable and non-creditable. SENOMYX acknowledges that the foregoing payment was already paid by PEPSICO in 2010.

8.2     Research Support

8.2.1 Annual Funding Amount

Each year during the first four years of the Original Collaborative R&D Period, PEPSICO will pay SENOMYX annual funding as follows:

●     […***…] for the Synthetic Enhancing Compound Program

●     […***…] for the Natural Sweetener Compound Program; and

●	[…***…] for the Natural Enhancing Compound Program.

Beginning after the Amended Effective Date, PEPSICO will pay SENOMYX annual funding for the period of time beginning October 1, 2016 as follows:

●	[…***…] for the Natural Sweetener Compound Program and the Natural Enhancing Compound Program.

●	[…***…] for the Natural Sweetener Compound Program and the Natural Enhancing Compound Program if the Extension Option is exercised by PEPSICO.

All such funding amounts shall be used by SENOMYX to perform the agreed activities allocated to SENOMYX as outlined in the Research Plans and shall be non-refundable and non-creditable.

The parties recognize that the funding quoted above for the program work performed after the Amended Effective Date is based on an assumption of […***…] from the […***…] PepsiCo Library estimated to be approximately […***…]. Should the auditor identify the […***…] PepsiCo Library to be less than […***…]% of the estimate, then the parties will mutually revise the funding amounts for the programs conducted after the Amended Effective Date, any such adjustments shall take effect beginning on the first day of the quarter following the receipt of the auditor’s report. Notwithstanding the foregoing, in no event shall the funding amounts for the programs conducted after the Amended Effective Date be less than […***…] per year.

8.2.2 Timing of Payment

The annual funding payments under Section 8.2.1 shall be made in […***…]. At the beginning of each calendar quarter, SENOMYX will invoice PEPSICO for one-fourth of the annual amount. PEPSICO shall pay such amount to SENOMYX [16] following receipt of invoice.

8.2.3 Excluded Items

The annual funding payments under Section 8.2.1 do not include PEPSICO’s costs associated with providing support for the collaboration including, without limitation, PEPSICO’s obligations related to reimbursable and advanced expenses which PEPSICO has specifically agreed to pay under this Agreement.

8.2.4     Natural Compounds

The […***…] out-of-pocket costs associated with Natural Compounds for the Natural Enhancing Compound Program and the Natural Sweetener Program. The […***…] for the first year of the Original Collaborative R & D Period will be […***…]. The […***…] for the first calendar year of Naturals Programs under the Amended Effective Date will be […***…]. PEPSICO shall reimburse SENOMYX for all […***…] associated with Natural Compounds under these programs (as may be […***…] according to the immediately following sentence), such as costs to […***…] activities for Natural Compounds; provided, however, that in the event that such costs exceed […***…], PEPSICO shall have the right to pre-approve the scope of such activities and their associated costs. PEPSICO’s reimbursement obligation for such expenses shall be […***…] for such costs. If SENOMYX is […***…] for such expenses, PEPSICO will […***…].

8.3     Milestone Payments

PEPSICO will pay SENOMYX the non-creditable, non-refundable milestone payments described below upon the occurrence of the following milestone events, as determined by the Steering Committee. All milestone payments are non-refundable and non-creditable. PepsiCo shall pay such milestone payments to Senomyx following receipt of invoice on […***…].

8.3.1     Synthetic Enhancing Compound Program

a)     Milestone #1: […***…] upon […***…];

b)     Milestone #2: […***…] upon […***…]; and

c)     Milestone #3: [17] for each […***…].

8.3.2 Natural Enhancing Compound Program

a)	Milestone #1: […***…] upon […***…];

b)	Milestone #2: […***…] upon […***…]; and

c)	Milestone #3: […***…] for each […***…].

8.3.3 Natural Sweetener Compound Program

a)	Milestone #1: […***…] upon […***…];

b)	Milestone #2: […***…] upon […***…]; and

c)	Milestone #3: […***…] for each […***…].

8.4	Royalties

8.4.1	Synthetic Enhancing Compounds

With respect to licenses under Section 9 for Selected Sucrose Enhancing Compounds, PEPSICO shall pay SENOMYX a royalty on Beverages and Beverage Bases incorporating a Selected Enhancing Compound sold by PEPSICO and its Affiliates equal to the amount determined in accordance with the attached Schedule 8.4.1(A).

With respect to licenses under Section 9 for Selected Fructose or HFCS Enhancing Compounds, PEPSICO shall pay SENOMYX a royalty on Beverages and Beverage Bases incorporating a Selected Enhancing Compound sold by PEPSICO and its Affiliates equal to the amount determined in accordance with the attached Schedule 8.4.1(B).

The amount actually due per Unit Case will be determined separately for each Beverage and Beverage Base based on [18] applicable to such Beverage or Beverage Base as reflected in Schedule 8.4.1(A) or 8.4.1(B), as the case may be, for the applicable Calendar Quarter. In no event shall SENOMYX be entitled to receive a royalty on a Beverage for which it has already been paid a royalty on a Beverage Base used to manufacture that same Beverage.

8.4.2	Natural Sweetener Compounds, Natural Enhancing Compounds and Analog Compounds

With respect to licenses under Section 9 for either Selected Natural Sweetener Compounds, Selected Natural Enhancing Compounds, or Selected Analog Compounds, PEPSICO shall pay SENOMYX a royalty (“Royalty Rate”) on Beverages and Beverage Bases incorporating such Selected Compound sold by PEPSICO and its Affiliates, […***…]. The licenses from SENOMYX to commercialize the Selected Compound as further provided in Sections 9.2 and 9.3.2 […***…].

SENOMYX agrees that the Royalty Rate offered to PEPSICO (and its Affiliates) for each Selected Compound will be […***…].

In the event SENOMYX offers any Third Party […***…], then […***…]. Notwithstanding the foregoing, SENOMYX shall not be obligated […***…].

8.4.3	Royalties Under Sublicenses to Ingredient Suppliers

With respect to sublicenses to Ingredient Suppliers under Section 9.6, PEPSICO shall pay, or shall cause the Ingredient Supplier sublicensees to directly pay (provided that PEPSICO guarantees such direct payments) a royalty of […***…]% on Net Sales […***…][19]. Any royalties received by SENOMYX with respect to […***…] will not count toward satisfaction of MARs due from PEPSICO under Section 8.5.

During the Term of this Agreement, […***…]. Following the termination of this Agreement, the provisions of Section 14.5 shall apply.

8.4.4

No Off-Set. For the avoidance of doubt, subject to Section 8.9 below, there is no reduction or off-set of royalties for other payments under this Agreement, such as up-front payments, research funding, milestone payment or reimbursement payments.

8.4.5	Royalty for More than One Selected Compound. If a particular Product incorporates more than one Selected Compound, then […***…] set forth above will be applied and the royalty shall be […***…].

8.4.6	Royalty Due […***…]. Earned royalties under Section 8.4.1 and 8.4.2 shall be calculated and due on sales of Beverages and Beverage Bases incorporating Selected Compounds as follows:

i) […***…] at least one Valid Claim covering […***…] of the applicable Selected Compound or Beverages or Beverage Bases incorporating such Selected Compound; (b) […***…] Beverages or Beverages Bases incorporating the applicable Selected Compound […***…] if such Beverages or Beverage Bases […***…] at least one Valid Claim covering […***…] the applicable Selected Compound or Beverages or Beverage Bases incorporating such Selected Compound; and (c) where Beverages or Beverage Bases […***…] that incorporate the applicable Selected Compound that […***…] where SENOMYX has at least one Valid Claim covering […***…] Beverages or Beverage Bases incorporating such Selected Compound.

ii) With respect to Selected Natural Enhancing Compounds, Selected Natural Sweetener Compounds and Selected Analog Compounds, in countries where applicable Selected Compounds are […***…] for a period that is the longer of: (a) […***…] following the receipt of United States Regulatory Approval of a Selected Compound or (b) for so long as SENOMYX has at least one Valid Claim [20] applicable Selected Compound or Beverages or Beverage Bases […***…] Selected Compound (1) in the country where the applicable Selected Compound or Beverages or Beverage Bases […***…]; (2) in a country where Beverages or Beverage Bases […***…], or (3) in a country where the applicable Selected Compound is […***…].

8.5     Minimum Annual Royalties

8.5.1     Minimum Annual Royalty Schedules for Compounds Selected during the Original Collaborative R&D Period

PEPSICO shall pay SENOMYX minimum annual royalties (“MARs”) only for Selected Compound selected during the Original Collaborative R&D Period based on the schedules specified below. MARs will be calculated on a per Minimum Annual Royalty Category basis for the 5 Minimum Annual Royalty Categories described below […***…].

On a Selected Compound-by-Selected Compound basis, not later than […***…] following the receipt of the first Regulatory Approval a Selected Compound in a Major Country that authorizes the use of the Selected Compound in any Exclusive Product Category, PEPSICO may, upon […***…] prior written notice, notify SENOMYX of its election to not pay MARs for the applicable Minimum Annual Royalty Category for such Selected Compound for future periods (a “Conversion Notice”). At the end of such […***…] notice period under a Conversion Notice, PEPSICO’s licenses with respect to such Selected Compound under Section 9.3.1 shall be automatically converted […***…] without any further action by either party and PepsiCo’s obligation to pay MARs for such Selected Compound in its Minimum Royalty Category shall terminate. For avoidance of doubt, any MARs due for a partial Calendar Year will be calculated in a manner consistent with the provisions of Section 14.5. During said […***…] period, and notwithstanding any conflicting provisions of this Agreement (including Section 7.1), with respect to any Selected Compound for which SENOMYX has received a Conversion Notice SENOMYX shall be free to (i) grant to one or more Third Parties a right to evaluate and perform development activities using such Selected Compound in the Exclusive Product Categories, and to make and have made such Selected Compound for purposes of such evaluation and development activities, and (ii) collaborate and perform research and development activities with or on behalf of a Third Party relating to such Selected Compound; provided, however that Senomyx may not grant to the Third Party any rights to sell such Selected Compound or any non-alcoholic beverage that incorporates such Selected Compound, in the Exclusive Product Categories that is effective before the end of such [21] notice period for the given Selected Compound. After the end of such […***…] notice period under a Conversion Notice, the restrictions set forth in Sections 7.1 shall no longer be applicable with respect to such Selected Compound notwithstanding any future election by PEPSICO to pay MARs for another Selected Compound in the same Minimum Annual Royalty Category as would have applied to the earlier Selected Compound for which PEPSICO delivered a Conversion Notice. Such election to deliver a Conversion Notice and conversion to a […***…] license for a Selected Compound shall not relieve PEPSICO from its obligations to SENOMYX with respect to such Selected Compound under this Agreement other than the obligation to pay the applicable MARs under this Section 8.5 after the end of such […***…] period following a Conversion Notice. Accordingly, for avoidance of doubt, PEPSICO shall continue to be responsible for payment to SENOMYX of any royalties as set forth in Section 8.4.

Unless SENOMYX has received a Conversion Notice for a given Selected Compound during the […***…] period referenced above, the MARs due thereafter for the applicable Minimum Annual Royalty Category shall be non-cancellable and payable during the remainder of the Commercialization Period for the applicable Minimum Annual Royalty Category, except that (i) with respect to […***…], the obligation to pay MARs in a given Minimum Annual Category (i.e., Sections 8.5.1.3 and 8.5.1.4) will end in the Calendar Year in which there no longer exists a Valid Claim covering the […***…] of a Selected Enhancing Compound in the applicable Minimum Annual Category […***…], and (ii) with respect to […***…], the obligation to pay MARs in a given Minimum Annual Category (i.e., Sections 8.5.1.1 and 8.5.1.2) will end in the Calendar Year in which there no longer exists a Valid Claim covering […***…] of a Enhancing Compound in the applicable Minimum Annual Category […***…].

8.5.1.1     Selected Compounds that are […***…]

During the Commercialization Period for Selected Compounds that are […***…], PEPSICO will pay the following MARs to SENOMYX:

●	[…***…] for the first Commercialization Year;

●	[22] for the second Commercialization Year;

●	[…***…] for the third Commercialization Year;

●

[…***…] for the fourth Commercialization Year; provided, however, that if any Selected Compound that is a […***…] has […***…] before the beginning of the third Commercialization Year, the payment amount for the fourth Commercialization Year will be […***…]; and

●

[…***…] for the fifth Commercialization Year and each Commercialization Year thereafter (subject to adjustment as provided in Section 8.6 below); provided, however, that if any Selected Compound that is a […***…] has […***…] before the beginning of the fourth Commercialization Year, the payment amount for the fifth Commercialization Year and each Commercialization Year thereafter will be […***…] (subject to adjustment as provided in Section 8.6 below).

8.5.1.2     [Intentionally Omitted].

8.5.1.3     Selected Compounds that are […***…]

During the Commercialization Period for Selected Compounds that are […***…], PEPSICO will pay the following MARs to SENOMYX:

●	[…***…] for the first Commercialization Year;

●	[…***…] for the second Commercialization Year;

●	[…***…] for the third Commercialization Year;

●	[…***…] for the fourth Commercialization Year; and

●	[…***…] for the fifth Commercialization Year and each Commercialization Year thereafter (subject to adjustment as provided in Section 8.6 below).

8.5.1.4     [Intentionally Omitted]

8.5.1.5     [Intentionally Omitted]

8.5.1.6 Royalty Shortfall

The amount due under this Section 8.5 for any Commercialization Year is the amount, if any, by which the MARs specified for the applicable Minimum Annual Royalty Category for that Commercialization Year period exceeds the royalties actually paid on Beverages and Beverage Bases incorporating Selected Compounds with respect to the applicable Minimum Annual Royalty Category during such Commercialization Year (“Royalty Shortfall(s)”). The Royalty Shortfalls shall be calculated separately for each Minimum Annual Royalty Category.

For the avoidance of doubt, if PEPSICO selects multiple Collaboration Compounds within any of the five Minimum Annual Royalty Categories, the Royalty Shortfall shall be due for that category and not for each Selected Compound within that category.

8.6     Adjustment of Values for Minimum Royalties

With respect to each Minimum Royalty Category, the MARs will be adjusted for the [23] year of the applicable Commercialization Period and beyond, for inflation/deflation using the Consumer Price Index as set forth below. The first adjustment will be effective on the […***…] anniversary of the commencement of the applicable Commercialization Period and annually on each anniversary thereafter, and shall be calculated as follows:

●	MAR for the applicable Commercialization Year = […***…]

Such amount as calculated shall be the applicable MAR for the given Minimum Royalty Category to be paid until the next date for adjustment hereunder.

●

The “Unadjusted Base MAR” for purposes of each MAR adjustment shall be […***…], as the case may be, in the case of Selected Compounds that are […***…], as the case may be, in the case of Selected Compounds that are […***…] in the case of Selected Compounds that are […***…] in the case of Selected Compounds that are […***…] as the case may be, in the case of Selected Compounds that are […***…].

●	%CPI Increase/Decrease = […***…]

•

The “Comparison CPI” shall be the unadjusted Consumer Price Index for the December of the Calendar Year [24] the applicable annual adjustment and the “Base CPI” shall be the unadjusted Consumer Price Index for December of the Calendar Year which is […***…] such Calendar Year.

8.7     Payment Terms

8.7.1 Timing

As set forth in this Agreement, the royalties will be paid within […***…] days after the end of each calendar quarter period in which such royalties are earned during the Commercialization Period for each Product incorporating a Selected Compound. All Royalty Shortfalls will be paid within […***…] days after the end of each Commercialization Year.

8.7.2 Reporting

With each such quarterly payment, PEPSICO, its Affiliates and permitted sublicensees will furnish to SENOMYX the Royalty Report, which sets forth on a country-by-country, enhancer-by-enhancer basis, sweetener-by-sweetener basis and Product-by-Product basis the relevant sales information for PEPSICO and the applicable Affiliates and permitted sublicensees including:

i.)	In the case of sales by PEPSICO and its Affiliates […***…] incorporating a Selected Compound sold;

ii.)	the royalties payable in United States dollars;

iii.)	the method used to calculate the royalty payment, including the applicable PSR and Cost of Selected Compound for each Beverage or Beverage Base incorporating a Selected Compound ;

iv.)

the method used to calculate the applicable Consumer Price Index adjustments of the MARs and adjustments of the applicable royalties under Section 8.4.1 based on changes to the parameters described in Schedules 8.4.1(A) and 8.4.1(B);

v.)	the exchange rate used;

vi.)	in the case of sublicenses to Ingredient Suppliers under Section 9.6, the Net Sales and the total number of units of each such Ingredient Supply Product sold, if applicable; and

vii.)	other information employed to calculate the royalty payment for such Product incorporating such Selected Compound.

The contents of such Royalty Reports shall, subject to the exceptions in Section 13.4, be considered Confidential Information of PEPSICO and SENOMYX agrees not to disclose such contents except to the extent necessary for SENOMYX to enforce its rights under this Agreement or if disclosure is permitted under Section 13.5 or 13.7.

8.8      Currency of Payment

All payments to be made under this Agreement, including the royalties payable to SENOMYX by PEPSICO, its Affiliates and permitted sublicensees, will be paid in United States dollars by wire transfer (or other means acceptable to SENOMYX) to a bank account designated by SENOMYX.

With respect to each quarter, for countries other than the United States, whenever conversion of any amounts or payments from any foreign currency are required, such conversion will be made at the rate of exchange reported in The Wall Street Journal on the last business day of the applicable reporting period.

8.9     Taxes Withheld

Any income or other tax that PEPSICO or any of its Affiliates or permitted sublicensees are required by a government agency to withhold and pay on behalf of SENOMYX with respect to the royalties payable under this Agreement will be deducted from and offset against such royalties prior to remittance to SENOMYX. PEPSICO will use commercially reasonable efforts to give or cause to be given to SENOMYX by its Affiliates and permitted sublicensees such assistance as may reasonably be necessary to enable SENOMYX to claim exemption from, or credit for, the tax so deducted, and, in each case, will use commercially reasonable efforts to promptly furnish to SENOMYX proper evidence of the taxes paid on SENOMYX’s behalf.

8.10     Intentionally Omitted

8.11	PEPSICO Library Royalty

In the event PEPSICO commercializes a Selected Compound discovered using a species listed on the PEPSICO Exclusive Plant List, PEPSICO shall be entitled to receive a reduction in the Royalty Rate on Beverages and Beverage Bases incorporating such Selected Compound sold by PEPSICO and its Affiliates, [25].

In the event SENOMYX commercializes or licenses rights to a Third Party to use a compound discovered using a species listed on the PEPSICO Exclusive Plant List, PEPSICO shall be entitled to receive a royalty (referred to herein as “PEPSICO Royalty”) from SENOMYX equal to […***…] (i) within twelve (12) months following the selection if the compound is a Selected Compound; and (ii) […***…] [26]. The PEPSICO Royalty shall be determined on a compound-by-compound basis and may differ for […***…]. Any PEPSICO Royalty owed by SENOMYX to PEPSICO shall be paid within […***…] days after the end of each calendar quarter period in which such PEPSICO Royalty was earned. With each such quarterly payment, SENOMYX will furnish to PEPSICO a Royalty Report. The contents of the aforementioned Royalty Reports shall, subject to the exceptions in Section 13.4, be considered Confidential Information of SENOMYX and PEPSICO agrees not to disclose such contents except to the extent necessary for PEPSICO to enforce its rights under this Agreement or if disclosure is permitted under Section 13.5 or 13.7.

8.12     Records of Unit Sales, Net Sales and Royalty Calculations

8.12.1     Records Relating to Royalties

Each of PEPSICO and SENOMYX will, and will cause its Affiliates and permitted sublicensees, as applicable, to keep complete and accurate records of sales and all other information necessary to calculate (i) royalties due to SENOMYX for any Product incorporating a Selected Compound; and (ii) the PEPSICO Royalty, respectively The records for a given year will be maintained by each party and its respective Affiliates and permitted sublicensees, as applicable, for a period of […***…] following submission of the related Royalty Report for that year. The records for a given year will be in sufficient detail to allow the accrued royalties to be determined in accordance with United States generally accepted accounting principles (which shall mean the international financial reporting standards (“IFRS”) at such time as IFRS becomes the generally accepted accounting standard in the United States and the applicable laws require that a party use IFRS) and to verify the royalty payments pursuant to Section 8.4.

8.12.2     Attestation of Records Relating to Royalties

Each party, with reasonable written notice to the other party, and no more than […***…] per calendar year, will have the right to cause a nationally recognized independent, certified public accountant […***…] to review such records relating to the royalty payments at the place or places of business where such records are customarily kept by PEPSICO, its Affiliates and sublicensees or SENOMYX, as applicable, in order to provide an attestation, based upon accounting procedures […***…] (the “Attestation”), of the accuracy of the reports of each party’s royalty payments. Such accountant must execute a confidentiality agreement prior to entering the applicable premises, obligating such accountant to keep all information disclosed to it confidential and will only be permitted to disclose to the party requesting the Attestation, whether there was any discrepancy between royalty payments made by PEPSICO (or its Affiliates or sublicensees) or SENOMYX, as the case may be, under this Agreement and the actual royalty required to be so paid and, if so, the extent of the discrepancy and any information necessary to explain the cause of the discrepancy. The party requesting the Attestation will bear the full cost of such Attestation unless such Attestation discloses an underpayment of more than [27] from the amount of the royalties due under this Agreement, in which event, the party being audited will bear the full cost of such Attestation. Upon conclusion of such Attestation, any underpayment shall be promptly paid by the party being audited and any overpayment made by the party being audited will be promptly refunded by the party requesting the Attestation.

Each party will, and will cause its Affiliates and sublicensees, as applicable, to cooperate with the Attestation under this Section 8.12.2 including, without limitation, promptly and at their own expense providing additional supporting information and records in the event that the nationally recognized independent certified public accountant performing such Attestation requests such information or records. Such additional information and records shall relate to royalties payable for Products sold by PEPSICO, its Affiliates or permitted sublicensees or the PEPSICO Royalty, as the case may be. In the case of the sublicense to Ingredient Suppliers pursuant to Section 9.6, SENOMYX may obtain the information described herein directly from sublicensee or request that PEPSICO promptly obtain such information from such sublicensee.

Each party agrees not to disclose Confidential Information concerning royalty payments reports, and all other information learned in the course of an Attestation, except to the extent necessary for the requesting party to enforce its rights under this Agreement or if disclosure is permitted under Section 13.5 or 13.7.

9.	Grants

Subject to the terms and conditions of this Agreement, SENOMYX hereby grants to PEPSICO and its Affiliates and PEPSICO hereby grants to SENOMYX the rights expressly set forth below.

9.1	Non-exclusive Grant by SENOMYX of Rights Regarding Evaluation of Compounds and Collaboration Compounds

With respect to the Synthetic Enhancing Compound Program and the Natural Enhancing Compound Program, subject to the terms and conditions of this Agreement, SENOMYX hereby grants to PEPSICO and its Affiliates a nontransferable, non-exclusive, non-sublicensable worldwide license during the applicable Collaborative R & D Period under the Target IP to use Analog Compounds, Sweetener Compounds and Enhancing Compounds that SENOMYX delivers, in the Steering Committee’s reasonable discretion and taking into consideration the applicable PEPSICO Criteria, to PEPSICO in the course of the applicable Collaborative R&D Program. Such Compounds and Enhancing Compounds may only be used for the intended purpose of evaluating the sweetness effect on enhancing a Target Sweetener in the Field.

With respect to the Natural Sweetener Compound Program, subject to the terms and conditions of this Agreement, SENOMYX hereby grants to PEPSICO and its Affiliates a nontransferable, non-exclusive, non-sublicensable worldwide license during the Collaborative R & D Period for the Natural Sweetener Compound Program under the Target IP to use Natural Sweetener Compounds and Analog Compounds that SENOMYX delivers, in the Steering Committee’s reasonable discretion taking into consideration the applicable PEPSICO Criteria, to PEPSICO in the course of the Collaborative R&D Program. Such Natural Sweetener Compounds and Analog Compounds may only be used for the intended purpose of evaluating the effect as a sweetener in the Field.

9.2	Non-exclusive Grant by SENOMYX of Rights to Make, Have Made, Use and Sell Selected Compounds

Subject to the terms and conditions of this Agreement and to the parties further agreeing to written Royalty terms as prescribed in Section 8.4.2 (in the case of Natural Compounds and Analog Compounds), SENOMYX hereby grants to PEPSICO and its Affiliates a nontransferable, non-exclusive, non-sublicensable (except as provided in Section 9.6 below), worldwide license under the Target IP for each Selected Compound during the applicable Commercialization Period, [28] Selected Enhancing Compounds, Selected Natural Sweetener Compounds, or Selected Analog Compounds, as the case may be, for incorporation into Products […***…]. Each Selected Enhancing Compound will only be used by PEPSICO and its Affiliates (or permitted sublicensees) at an Enhancing Compound Concentration. Only the license under this Section 9.2 […***…] Selected Enhancing Compounds for incorporation into Ingredient Supply Products in the Third Party Beverage Manufacturer Product Categories will be sublicensable to Ingredient Supplier sublicensees in accordance with Section 9.6.1.

9.3	Grant of Rights by SENOMYX Regarding Beverages and Beverage Bases that Incorporate Selected Compounds

9.3.1 Synthetic Enhancing Compounds

Subject to the terms and conditions of this Agreement, SENOMYX hereby grants to PEPSICO and its Affiliates […***…] license under the Target IP for each Selected Synthetic Enhancing Compound selected during the Original Collaborative R&D Period, […***…] Beverages and Beverage Bases that incorporate the applicable Selected Synthetic Enhancing Compound, […***…]. This […***…] license shall continue during the term of the Commercialization Period for the applicable Selected Synthetic Enhancing Compound (except to the extent otherwise converted to non-exclusive as specifically contemplated by this Agreement). Each Selected Synthetic Enhancing Compound will only be used by PEPSICO and its Affiliates at an Enhancing Compound Concentration. For the avoidance of doubt, the foregoing shall not be construed to prevent SENOMYX from exercising its rights and performing its obligations under this Agreement.

9.3.2 Natural Enhancing Compound, Natural Sweetener Compound and Analog Compounds

Subject to the terms and conditions of this Agreement and to the parties further agreeing to written Royalty terms as prescribed in Section 8.4.2, SENOMYX hereby grants to PEPSICO and its Affiliates a nontransferable, non-exclusive, non-sublicensable, worldwide license under the Target IP for each Selected Natural Enhancing Compound, Selected Natural Sweetener Compound and Selected Analog Compound [29] Beverages and Beverage Bases that incorporate the applicable Selected Natural Enhancing Compound, Selected Natural Sweetener Compound or Selected Analog Compound, as the case may be, […***…]. This non-exclusive license shall continue during the term of the Commercialization Period for the applicable Selected Natural Enhancing Compound, Selected Natural Sweetener Compound or Selected Analog Compound, as the case may be. Each Selected Natural Enhancing Compound will only be used by PEPSICO and its Affiliates at an Enhancing Compound Concentration. For the avoidance of doubt, the foregoing shall not be construed to prevent SENOMYX from exercising its rights and performing its obligations under this Agreement.

9.4	Co-Exclusive Grant of Rights by SENOMYX Regarding Powdered Beverages incorporating certain Selected Synthetic Compounds

Subject to the terms and conditions of this Agreement, SENOMYX hereby grants to […***…] license under the Target IP for each Selected Synthetic Enhancing Compound selected during the Original Collaborative R&D Period […***…] dry powdered Beverages incorporating the applicable Selected Synthetic Enhancing Compound solely […***…]. This Co-Exclusive license shall continue during the term of the Commercialization Period for the applicable Selected Synthetic Compound (except to the extent otherwise […***…] as specifically contemplated by this Agreement). Each Selected Synthetic Enhancing Compound will only be used by PEPSICO and its Affiliates at an Enhancing Compound Concentration. For the avoidance of doubt, the foregoing shall not be construed to prevent SENOMYX from exercising its rights and performing its obligations under this Agreement.

9.5     Limitation on Licenses

9.5.1     Sales of Collaboration Compounds or Selected Compounds

Notwithstanding anything to the contrary in this Agreement, none of the rights granted in this Agreement are intended to give PEPSICO or its Affiliates the right to sell Compounds, Collaboration Compounds or Selected Compounds other than as part of a Beverage or Beverage Base; however, PEPSICO may sublicense its rights to Ingredient Suppliers to sell Ingredient Supply Products as expressly authorized by Section 9.6.1.

9.5.2     Specifically Excluded Rights

Notwithstanding anything to the contrary in this Agreement, PEPSICO shall have no rights under this Agreement with respect to Compounds S2383, S8475, S9632 and S6973 (including salt forms thereof). SENOMYX will be free to license Compounds S2383, S8475, S9632 and S6973 (including salt forms thereof) to an Affiliate(s) or a Third Party(ies), and to enter into discovery and development collaborations with an Affiliate(s) or a Third Party(ies), in the Field for the purpose of developing and commercializing such Compounds, without restrictions or limitations and without any obligation to PEPSICO under Section 7 above.

9.5.3     Restrictions; No Implied Licenses

Subject to the licenses expressly granted in this Section 9, SENOMYX will retain all rights under the SENOMYX Technology and all other intellectual property Controlled by SENOMYX, and PEPSICO and its Affiliates agree that: (i) with respect to Synthetic Enhancing Compounds and SENOMYX Technology in general, while a Valid Claim is in effect covering the particular SENOMYX Technology, to not knowingly practice, either directly or by indirectly supporting or funding the research and development activities of an Affiliate, sublicensee or any other Third Party, such SENOMYX Technology except pursuant to the licenses expressly granted to PEPSICO and its Affiliates in this Section 9; and (ii) with respect to Natural Compounds and Analog Compounds, for a period that is the longer of (a) [30] following the receipt of United States Regulatory Approval of a Selected Compound or (b) while a Valid Claim is in effect covering the particular SENOMYX Technology, to not knowingly practice, either directly or by indirectly supporting or funding the research and development activities of an Affiliate, sublicensee or any other Third Party, such SENOMYX Technology except pursuant to the licenses expressly granted to PEPSICO and its Affiliates in this Section 9. No right or license under any Patent Rights or any Know-How of either party is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement.

9.6     Sublicenses

9.6.1     Ingredient Suppliers

The licenses granted by SENOMYX to PEPSICO and its Affiliates under this Section 9 are not sublicensable, except to Ingredient Suppliers as specifically set forth in this Section 9.6.

During the Original Collaborative R&D Period, PEPSICO will [31] to sublicense its rights under Section 9.2 to Ingredient Suppliers to make, have made, use and sell Ingredient Supply Products to Third Parties solely for incorporation into Third Party Manufacturer Beverages and Third Party Manufacturer Beverage Bases in the Third Party Beverage Manufacturer Product Categories. PEPSICO’s right to sublicense in the Third Party Beverage Manufacturer Product Categories as described in this Section 9.6.1, shall not limit PEPSICO’s exclusivity rights in Sections 7.1 and 9.3.1 for the Exclusive Product Categories. If PEPSICO sublicenses to Ingredient Suppliers as described in this Section 9.6, PEPSICO will be allowing the use of the Selected Enhancing Compounds for incorporation into Third Party Manufacturer Beverages and Third Party Manufacturer Beverage Bases in the Third Party Beverage Manufacturer Product Categories. For avoidance of doubt, in accordance with the provisions of Section 9.2, each Ingredient Supply Product shall only be used by Ingredient Suppliers and Third Parties for their respective Intended Purpose and at an Enhancing Compound Concentration. The aforementioned PEPSICO rights to sublicense to Ingredient Suppliers the rights […***…] Ingredient Supply Products to Third Parties solely for incorporation into Third Party Manufacturer Beverages and Third Party Manufacturer Beverage Bases in the Third Party Beverage Manufacturer Product Categories […***…]. Notwithstanding the foregoing, if during the Original Collaborative R&D Period, PEPSICO sublicensed the rights applicable to a specified Selected Enhancing Compound to a specified Ingredient Supplier, such […***…].

Beginning on the Amended Effective Date, PEPSICO may elect, in its sole discretion, to sublicense its rights under the Target IP for each Selected Enhancing Compound […***…] Selected Enhancing Compounds solely for incorporation into Beverages and Beverage Bases in the Field.

PEPSICO agrees and acknowledges that except as otherwise provided herein, with respect to any Selected Compound, SENOMYX shall have the express right to license, without limitation, its rights under the Target IP for each Selected Compound including directly to any Third Party to make, have made, import, use and sell Ingredient Supply Products in any country for incorporation into Third Party Manufacturer Beverages and Third Party Manufacturer Beverage Bases in the Third Party Beverage Manufacturer Product Categories.

9.6.2 Obligations Related to Sublicenses to Ingredient Suppliers

PEPSICO will [32] to enforce the obligations imposed upon a permitted Ingredient Supplier sublicensee under the applicable sublicense (including, without limitation, the field of use limitations restricted to the Third Party Beverage Manufacturer Product Categories and the Intended Purpose limitations).

If PEPSICO (or any of its Affiliates) […***…] of any use by a permitted sublicensee using Selected Compound(s) outside of the Third Party Beverage Manufacturer Product Categories field of use that is sublicensable by PEPSICO under this Agreement or other than for the applicable Intended Purpose or at the applicable Enhancing Compound Concentration, then PEPSICO (and its Affiliates) will promptly: (i) notify SENOMYX; (ii) investigate the suspected activities and […***…] to remove any unauthorized use […***…]; and (iii) terminate the sublicense agreement with any sublicensee that fails to immediately cease the unauthorized activity. PEPSICO will use commercially reasonable efforts to keep SENOMYX updated regarding the nature of the unauthorized use and steps taken under (ii) and (iii).

All sublicenses under this Section 9.6 will be subject to written sublicense agreements. The scope of the rights and licenses granted to each sublicensee under such sublicense agreement shall be no greater than the scope of the rights and license granted to PEPSICO under Section 9.2. […***…], each sublicense agreement will, to the extent applicable, include the rights of and obligations […***…], assignment to PEPSICO of all rights to inventions and know-how resulting from their work (which shall ultimately be assigned between PEPSICO and SENOMYX in accordance with the intellectual property provisions of this Agreement), the confidentiality and non-use restrictions in a manner consistent with PEPSICO ’s obligations under Section 13, record keeping and independent certified public accountant attestation provisions substantially similar to those set forth in Section 8.12, and the indemnification obligations consistent with PEPSICO’s obligations under Sections 15.6.3 and 15.6.4). Each sublicense agreement must contain an affirmative statement by the sublicensee of its agreement to comply with the relevant provisions of this Agreement (as amended and restated). Each sublicense agreement will require the Ingredient Supplier sublicensee to enter into written agreements with its purchasers of Ingredient Supply Products that include the purchaser’s agreement to use Ingredient Supply Products solely (a) in Third Party Manufacturer Beverages and Third Party Manufacturer Beverage Bases in the Third Party Beverage Manufacturer Product Categories and (b) for their respective Intended Purpose and at an Enhancing Compound Concentration. PEPSICO will promptly notify SENOMYX of any sublicense agreements, but in any case not later than [33] following its execution. PEPSICO will keep SENOMYX informed of all such sublicenses and will, upon request of SENOMYX, provide SENOMYX with a copy of such written agreement(s), which shall be unredacted except that […***…] PEPSICO will collect and guarantee payment of the royalty payments (royalties on Net Sales) due, directly or indirectly, to SENOMYX from Ingredient Supplier sublicensees under Section 8.4.3 and summarize and deliver all reports due, directly or indirectly, to SENOMYX from such sublicensees. PEPSICO shall remain responsible for the full and faithful performance of all its obligations under this Agreement, irrespective of whether the same are delegated, expressly or by implication, by PEPSICO to a sublicensee. Such delegation shall not in any way diminish, reduce or eliminate any of PEPSICO’s obligations under this Agreement, and PEPSICO shall remain primarily liable for such obligations.

For the avoidance of doubt, all Co-Exclusive and Exclusive licenses granted to PEPSICO under this Agreement are not sublicensable (except as expressly permitted herein). In addition, if any Exclusive or Co-Exclusive license is converted to a non-exclusive license under Sections 8.5, 11.1 or otherwise, the non-exclusive (converted) license will continue to be non-sublicensable.

9.7 Obligations Relating to Affiliates

PEPSICO assumes the responsibility for performance due by its Affiliates of all obligations imposed upon PEPSICO under this Agreement. PEPSICO is also responsible for and guarantees payment to SENOMYX of royalties due on sales of Beverages and Beverage Bases by an Affiliate. In the event that an Affiliate of PEPSICO ceases to meet the definition of “Affiliate” at any time, the licenses granted to such Affiliate under this Agreement will automatically terminate.

9.8	Non-Exclusive Grant of Rights from PEPSICO to SENOMYX for Research Purposes

Subject to the terms and conditions of this Agreement, PEPSICO and its Affiliates hereby grants to SENOMYX […***…] license during the Collaboration R & D Period to use (i) the PEPSICO Technology for research purposes related to any given Collaborative R & D Program under this Agreement with the right to grant sublicenses for such research purposes only, and (ii) the PepsiCo Exclusive Plant List portion of the PepsiCo Library for purposes related to the Natural Enhancing Compound Program and Natural Sweetener Compound Collaborative Program with the right to grant sublicenses for such purposes only; provided, however, that any such sublicense shall be subject to the prior written approval of PEPSICO, which shall not be unreasonably withheld.

All sublicenses under this Section 9.8 will be subject to written sublicense agreements. The scope of the rights and licenses granted to each sublicensee under such sublicense agreement shall be no greater than the scope of the rights and license granted to SENOMYX under this Agreement. The sublicense agreements will, to the extent applicable, include all of the rights of and obligations due to PEPSICO and contained in this Agreement. Each sublicense agreement must contain an affirmative statement by the sublicensee of its agreement to comply with the relevant provisions of this Agreement. SENOMYX shall remain responsible for the full and faithful performance of all of its obligations under this Agreement, and shall assume liability for any breaches by any SENOMYX sublicensee.

10.	Ownership of Intellectual Property

10.1     Transfer of Rights

Each of the parties retains all rights not expressly licensed or assigned in this Agreement. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to convey or transfer ownership or the grant of any license or sublicense by one party to the other party of any rights in any Confidential Information, Patent Rights or Know-How Controlled by a party.

10.2     SENOMYX Inventions

SENOMYX will own all Inventions and other Know-How made solely by its employees and agents and all Patent Rights claiming such Inventions and Know-How; provided, however, SENOMYX hereby irrevocably assigns to PEPSICO all interest in and to any such Inventions and Know-How that consist solely of [34], and all Patent Rights claiming such Inventions and other Know-How, and SENOMYX agrees to give PEPSICO prompt notice of the making, conceiving or reducing to practice of any such Inventions. Any such Inventions and Know-How to be assigned to PEPSICO shall be deemed PEPSICO Confidential Information. In the event that SENOMYX is legally unable to assign such rights to PEPSICO, then SENOMYX agrees either to waive the enforcement of such rights against PEPSICO and any sublicensees and assignees, or to grant PEPSICO an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights. For the avoidance of doubt, SENOMYX will own Inventions and other Know-How that (i) consist of Natural Enhancing Compounds or Natural Sweetener Compounds identified from the PEPSICO Library, […***…]. PEPSICO and its Affiliates hereby irrevocably assign to SENOMYX all interest in and to any such Inventions and other Know-How and all Patent Rights claiming such Inventions and Know-How. Any such Inventions and Know-How to be assigned to SENOMYX shall be deemed SENOMYX Confidential Information. In the event that PEPSICO or its Affiliates are legally unable to assign such rights to SENOMYX, then PEPSICO and its Affiliates agree either to waive the enforcement of such rights against SENOMYX and any sublicensees and assignees, or to grant SENOMYX an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

10.3     PEPSICO Inventions

Except as otherwise provided herein, PEPSICO will own all Inventions and other Know-How made solely by its employees and agents, including those related to [35], to the extent that such Inventions and other Know-How do not […***…], and all Patent Rights claiming such Inventions and Know-How, and SENOMYX will have no rights to such Inventions, Know-How and product formulations, except as set forth in the following paragraph and in Section 9.8. Nothing herein shall grant to SENOMYX any rights to PEPSICO’s proprietary or confidential product formulas or production processes of the Beverages or Beverage Bases that incorporate Selected Compounds.

PEPSICO and its Affiliates hereby irrevocably assign to SENOMYX all interest in and to any such Inventions and other Know-How that consist solely of […***…], and all Patent Rights claiming such Inventions and Know-How, and PEPSICO and its Affiliates agree to give SENOMYX prompt notice of the making, conceiving or reducing to practice of any such Inventions. Any such Inventions and Know-How to be assigned to SENOMYX shall be deemed SENOMYX Confidential Information. In the event that PEPSICO or its Affiliates are legally unable to assign such rights to SENOMYX, then PEPSICO and its Affiliates agree either to waive the enforcement of such rights against SENOMYX and any sublicensees and assignees, or to grant SENOMYX an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

10.4     Joint Inventions

All Inventions conceived jointly by one or more employees or agents of SENOMYX or of any of its Affiliates and one or more employees or agents of PEPSICO or of any of its Affiliates (the “Joint Inventions”) and all Joint Patent Rights will be owned jointly by PEPSICO and SENOMYX, except as provided below.

PEPSICO and its Affiliates hereby irrevocably assign to SENOMYX all interest in and to any Joint Inventions that (i) consist of Natural Enhancing Compounds or Natural Sweetener Compounds identified from the PEPSICO Library, (ii) consist of Analog Compounds or (iii) consist solely of [36], and methods of making such compounds, and all Joint Patent Rights claiming such Joint Inventions. In the event that PEPSICO or its Affiliate is legally unable to assign such rights to SENOMYX, then PEPSICO and its Affiliates agree either to waive the enforcement of such rights against SENOMYX and any sublicensees and assignees, or to grant SENOMYX an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights. For the avoidance of doubt, Inventions assigned to SENOMYX under this Section 10.4, will no longer be considered Joint Inventions/Joint Patent Rights and will thereafter be considered SENOMYX Technology and will be deemed SENOMYX Confidential Information.

SENOMYX hereby irrevocably assigns to PEPSICO all interest in and to any Joint Inventions that consist solely of […***…] to the extent that such […***…], and all Joint Patent Rights claiming such Joint Inventions. In the event that SENOMYX is legally unable to assign such rights to PEPSICO, then SENOMYX agrees either to waive the enforcement of such rights against PEPSICO and any sublicensees and assignees, or to grant PEPSICO an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights. For the avoidance of doubt, Inventions assigned to PEPSICO under this Section 10.4, will no longer be considered Joint Inventions/Joint Patent Rights and will thereafter be considered PEPSICO Technology and will be deemed PEPSICO Confidential Information.

10.5     Other Inventions

Any Inventions not included in Sections 10.2, 10.3, or 10.4 will be owned by their inventors.

10.6     Markings, Inventorship and Assignment of Inventions

PEPSICO agrees to mark and to cause any Affiliate, Bottler or permitted sublicensee to mark any Products (or their containers or labels) made, sold or otherwise disposed of by it or them with any notice of Patent Rights, which shall be made in accordance with applicable law, if mutually desirable by the parties or necessary under applicable law to enable the SENOMYX Patent Rights or Joint Patent Rights, as applicable, to be enforced to their full extent in any country where Beverages or Beverage Bases incorporating Selected Compounds are made, used, or sold.

United States patent law will determine inventorship of patentable inventions. SENOMYX and PEPSICO agree to execute all documentation necessary to perfect all assignments of Inventions, Know-How and Patent Rights contemplated in this Agreement.

11.	Patent Prosecution and Maintenance

11.1     Prosecution of Patent Rights Solely Owned by a Party

Subject to Section 12.3 below, each party will solely control the right to file, prosecute (including an opposition or interference) and maintain Patent Rights solely owned by that party or assigned to that party. Each party will bear the cost of filing, prosecuting and maintaining the patents and patent applications associated with inventions solely owned by that party or assigned to that party. With respect to Target IP for Selected Compound(s), PEPSICO will reimburse SENOMYX for [37]. By way of example, patent applications directed to composition of matter of a Selected Compound, use of a Selected Compound in comestible compositions, and methods of making a Selected Compound would be subject to a reimbursement obligation.

With respect to each Selected Compound, for so long as PEPSICO maintains its exclusive license under Section 9.3.1 for such Selected Compound, in the case where SENOMYX […***…] directed to Target IP for such Selected Compound […***…], then at least […***…]. SENOMYX agrees to […***…] with respect to such patent applications that are […***…]. SENOMYX will […***…] of all proceedings related to the […***…] for Selected Compounds […***…] SENOMYX hereunder, including, without limitation, by […***…]. SENOMYX will provide to PEPSICO invoices (with supporting documentation) to establish the reasonable out-of-pocket cost incurred for filing, prosecuting and maintaining each patent or patent application in each country. Such invoices may be […***…]. With respect to patent applications after PEPSICO has selected a Selected Compound for so long as PEPSICO maintains its exclusive license under Section 9.3.1, the parties will discuss and agree at least [38] before the due date of international filings or at least […***…] before the due date of […***…], in which countries/regions to file patent applications claiming Selected Compounds. Notwithstanding the foregoing, if PEPSICO decides it does not wish to have a patent application claiming a Selected Compound(s) either (i) filed or (ii) prosecuted in a particular country or PEPSICO decides that it does not wish to have maintained a patent claiming a Selected Compound(s), in a particular country, SENOMYX may still (a) file or (b) prosecute such patent application, or may maintain such patent in such country; […***…] and any rights granted to PEPSICO, its Affiliates and sublicensees under Sections 7 and 9 with respect to any such patents in such country will terminate or become non-exclusive at the sole discretion of SENOMYX. In such event, SENOMYX may provide research and development services and/or grant rights to SENOMYX Technology to Third Parties for the applicable Selected Compounds in such country in any field of use, and nothing in this Agreement will prevent or limit the foregoing.

PEPSICO shall hold all such information disclosed to it under this Section 11, subject to the exceptions in Section 13.4, as Confidential Information of SENOMYX.

11.2     Prosecution of Joint Patent Rights

SENOMYX will have the first right to file, prosecute (including an opposition or interference) and maintain Joint Patent Rights. PEPSICO will use commercially reasonable efforts to cooperate in, the filing, prosecution and maintenance of Joint Patent Rights and will share equally in reasonable expenses incurred with respect thereto.

12.	Intellectual Property Enforcement and Defense of Claims

12.1     Defense of Infringement Claims for SENOMYX Technology

PEPSICO and its Affiliates and permitted sublicensees will cooperate with SENOMYX, at SENOMYX’s expense, in the defense of any suit, action or proceeding against SENOMYX or SENOMYX’s Affiliates alleging the infringement of the intellectual property rights of a Third Party due to SENOMYX’s or PEPSICO’s or any of their Affiliates’ or sublicensees’ use of any SENOMYX Technology or any technology claimed under Joint Patent Rights under this Agreement.

The parties must notify each other promptly in writing of the commencement of any such suit, action, proceeding or claim of infringement.

At the expense of SENOMYX, PEPSICO and its Affiliates and permitted sublicensees will give to SENOMYX full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms, any such suit, action or proceeding against SENOMYX or SENOMYX’s Affiliates and PEPSICO and its Affiliates and permitted sublicensees will in good faith execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation. SENOMYX will bear the expense of the defense or settlement of any such suit. SENOMYX will have full and sole authority to settle any such suit except that SENOMYX will not settle any such suit in a manner that is reasonably likely to have a material adverse impact to PEPSICO without the prior written consent of PEPSICO, which shall not be unreasonably withheld.

12.2     Defense of Infringement Claims for PEPSICO Technology

SENOMYX will cooperate with PEPSICO, at PEPSICO’s expense, in the defense of any suit, action or proceeding against PEPSICO or PEPSICO’s Affiliates alleging the infringement of the intellectual property rights of a Third Party due to PEPSICO’s or SENOMYX’s or any of their Affiliates’ use of any PEPSICO Technology or any technology claimed under Joint Patent Rights under this Agreement.

The parties must notify each other promptly in writing of the commencement of any such suit, action, proceeding or claim of infringement.

At the expense of PEPSICO, SENOMYX will give to PEPSICO full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms, any such suit, action or proceeding against PEPSICO or PEPSICO’s Affiliates and SENOMYX will in good faith execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation. PEPSICO will bear the expense of the defense or settlement of any such suit. PEPSICO will have full and sole authority to settle any such suit except that PEPSICO will not settle any such suit in a manner that is reasonably likely to have a material adverse impact to SENOMYX without the prior written consent of SENOMYX, which shall not be unreasonably withheld.

12.3     Intellectual Property Enforcement

With respect to Target IP for use of a Selected Compound in the Exclusive Product Categories for which PEPSICO has an exclusive license under Section 9.3.1, SENOMYX shall have the first right, but not the obligation to commence a particular infringement action against a Third Party or take other steps to resolve such alleged infringement; provided that, if SENOMYX does not bring such action or take such other steps within [39] of receiving notice, PEPSICO, after notifying SENOMYX in writing, will be entitled to bring such infringement action or any other appropriate action or claim at its own expense; provided, however, that if SENOMYX has commenced negotiations with an alleged infringer for discontinuance of such infringement within such […***…] period, SENOMYX shall have an additional […***…] to conclude its negotiations before PEPSICO may bring suit for such infringement or take other similar action. In the event PEPSICO brings such suit for infringement or takes other similar action, SENOMYX shall have the right to join in such infringement suit or similar action at its own expense (and SENOMYX will join if required by the laws of the jurisdiction). In any such action, both SENOMYX and PEPSICO may employ counsel of its own choice at its own expense. The party conducting such action will consider in good faith the other party’s comments on the conduct of such action and will have full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms, any such suit, action or proceeding and the other party will in good faith execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation. In the event SENOMYX brings such suit, SENOMYX will be entitled to retain the entire recovery, if any. In the event PEPSICO brings such suit, any recovery will be applied first to [40] expenses and […***…]. The party conducting the action will have the right to deduct all court costs it pays for such enforcement from any recovery from any settlement or judgment that is attributable to the losses of the other party under such action.

13.	Treatment of Confidential Information: Reporting Requirements, Publicity, Law and Regulations

13.1     Confidentiality

Subject to the terms and conditions of this Agreement, SENOMYX and PEPSICO each agree that, during the Term and for a period of […***…] thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Confidential Information that is disclosed to it or to any of its Affiliates by the other party. Neither SENOMYX nor PEPSICO nor any of their respective Affiliates will use the other party’s Confidential Information except as expressly permitted in this Agreement.

13.2     Disclosure to Related Parties

SENOMYX and PEPSICO each agree that any disclosure of the other party’s Confidential Information to any officer, employee, contractor, consultant, sublicensee or agent of the other party or of their respective Affiliates:

i)	will be made only if and to the extent necessary to carry out its responsibilities under this Agreement and to exercise the rights granted hereunder;

ii)	will be limited to the extent consistent with such responsibilities and rights; and

iii)	will be provided only to such persons or entities who are under an obligation of confidentiality no less stringent than as set forth in this Agreement.

Each party will use reasonable efforts to take such action, and to cause its Affiliates to take such action, to preserve the confidentiality of each other’s Confidential Information, which will be the same efforts as it would customarily take to preserve the confidentiality of its own similar Confidential Information.

13.3     Return of Confidential Material

Upon termination of this Agreement, each party, upon the other party’s request, will return or destroy all Confidential Information received from the other party, including all copies and extracts of documents, within [41] of the request of the other party; provided, however, one copy of the Confidential Information may be retained in a secure location with limited access for legal purposes only. Moreover, following the conclusion or termination of the Naturals Collaborative R&D Period, SENOMYX shall return any unused portions of PepsiCo Exclusive Plant List portion of the PepsiCo Library along with […***…] to PEPSICO.

13.4     Exceptions to Confidential Information

Confidential Information will not include any information, which the receiving party can prove by competent written evidence:

i)	is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public;

ii)	is known by the receiving party at the time of receiving such information, as evidenced by its records;

iii)	is hereafter furnished to the receiving party without restriction as to disclosure or use by a Third Party lawfully entitled to furnish such information;

iv)	is independently developed by the employees, agents or contractors of the receiving party without the aid, application or use of the disclosing party’s Confidential Information; or

v)	is the subject of a written permission to disclose provided by the disclosing party.

A party may also disclose Confidential Information of the other party where required to do so by law or legal process; provided, however, that, in such event, the party required to disclose such information must give advance written notice of such disclosure to the other party and must cooperate with the other party’s efforts to seek, at the request and expense of the other party, all confidential treatment and protection for such disclosure as is permitted by applicable law.

13.5     Confidential Material Terms

The parties agree that the material terms, including financial terms, of this Agreement will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such material terms and the contents of any Royalty Report (and in the case of [42]) in legal proceedings or as are required to be disclosed in its financial statements, by law, or under an obligation of confidentiality to bona fide potential sublicensees (in the case of disclosure to a sublicensee, only those portions of the Agreement that are applicable to the potential sublicense may be disclosed). Either party will have the further right to disclose such material terms of this Agreement and the contents of any Royalty Report under an obligation of confidentiality to any potential acquirer, merger partner, bank, venture capital firm, or other investor or financial institution for the purpose of evaluating such investment, transaction or to obtain financing.

13.6     Confidential Research Information

The parties agree that all results and data generated from the research under each Collaborative R&D Program will be owned exclusively by SENOMYX and, subject to the exceptions in Section 13.4, considered Confidential Information of SENOMYX, subject to the confidentiality requirements of Section 13. Accordingly, for the avoidance of doubt, the parties further agree that Senomyx shall have the authority to include any results and data that it generates in the course of each Collaborative R&D Program in any patent application , or in connection with the prosecution, maintenance or enforcement of any patent or patent application, or in connection with regulatory filings or other submissions to regulatory authorities without the prior consent or approval of PEPSICO. PEPSICO will not provide to a Third Party any Materials provided by SENOMYX to PEPSICO.

13.7     Permitted Use and Disclosures

Each party may use or disclose Confidential Information disclosed to it by the other party

i)	to the extent such information is included in the PEPSICO Technology, SENOMYX Technology or Joint Patent Rights, and

ii)	to the extent such use or disclosure is reasonably necessary and permitted in the exercise of the rights granted hereunder in:

a)	filing or prosecuting patent applications;

b)	prosecuting or defending litigation;

c)	complying with applicable governmental regulations, or court orders or otherwise submitting information to tax or other governmental authorities;

d)	conducting clinical trials or other safety studies for Selected Compounds or other regulatory approval applications for Selected Compounds;

e)	submitting information for food additive approval applications or other regulatory approval applications for Selected Compounds; or

f)	making a permitted sublicense or otherwise exercising rights expressly granted to the other party pursuant to the terms of this Agreement.

If a party is required to make any such disclosure of the other party’s Confidential Information as described in this Section 13.7, it will give reasonable advance notice of such disclosure to the other party where reasonably possible and will use its reasonable efforts to secure confidential treatment of such Confidential Information in consultation with the other party prior to such disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

13.8     Use of Data for Promotional Purposes

Either party may (i) make public statements regarding Collaboration Compounds, Selected Compounds, or Beverages or Beverage Bases incorporating Selected Compounds by announcing the achievement of milestones therefor, following consultation with the other party and with the written consent of the other party to the form and content of the public statement which shall not be unreasonably withheld, conditioned or delayed, and (ii) without the prior consent of the other party, make public statements regarding the overall success rate(s) (excluding any competitively sensitive information of PEPSICO) achieved by and/or for its customers with the use SENOMYX Technology; provided, however, that it may not disclose any chemical structures, screens or the other party’s identity.

13.9     Publication of Results

Subject to the express provisions of this Agreement, results and data obtained by either party in the course of the collaboration may be submitted for publication by SENOMYX to the extent such publication [43], in each case in accordance with SENOMYX’s customary practices. SENOMYX will send a copy of the proposed publication to PEPSICO for its approval which shall not be unreasonably withheld, conditioned or delayed.

13.10     Publicity

Except as required by law and as provided in this Agreement, neither party may make any public announcement or otherwise disclose the terms of this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, not more than two (2) business days following the Original Effective Date, the parties will issue a joint press release in a form mutually acceptable to both parties and not more than four (4) business days following the Original Effective Date SENOMYX shall file a current report on Form 8-K that will publicly disclose the material terms of the Original Agreement as required under applicable securities laws. Furthermore, SENOMYX may issue a press release in a form mutually acceptable to both parties not more than two (2) business days following the Amended Effective Date, and not more than four (4) business days following the Amended Effective Date SENOMYX shall file a current report on Form 8-K that will publicly disclose the material terms of this Agreement as required under applicable securities laws. Thereafter, PEPSICO and SENOMYX may each disclose to Third Parties the information contained in such press release or current report without the need for further approval by the other party

14.	Term, Early Conclusion, and Termination

14.1     Term

The term of this Agreement will begin on the Original Effective Date and will continue through the end of the Commercialization Period, unless terminated earlier in accordance with the provisions of Section 14.2, 14.3 or 14.4 hereof (the “Term”).

14.2     Termination for Breach

A party has the right to terminate this Agreement at any time for a material breach of this Agreement by the other party, provided that the breaching party has not cured such breach within [44] after written notice thereof by the non-breaching party, except that in the case of failure to timely pay amounts owed such cure period shall be […***…]. In the event of a termination by SENOMYX due to PEPSICO’s material breach, PEPSICO shall continue to be responsible for reimbursement of its portion off any non-cancellable expenditures that SENOMYX has incurred prior to receipt of such notice of termination and which PEPSICO agreed to pay under this Agreement. The non-breaching party, upon termination of this Agreement, may seek any damages and remedies available to it at law or in equity.

14.3     Termination By Mutual Agreement

The parties may terminate this Agreement at any time, in whole or in part, by mutual written agreement executed by both parties.

14.4     Termination By PEPSICO

PEPSICO may terminate this Agreement in its entirety upon written notice to SENOMYX not later than sixty days following (i) the merger or consolidation of SENOMYX with a Direct PEPSICO Competitor or (ii) the acquisition by a Direct PEPSICO Competitor of ownership or control of more than 30% of the outstanding securities having voting rights for the election of directors of SENOMYX. For purposes of this Section 14.4, “control” shall mean direct or indirect beneficial ownership.

Following conclusion of the Collaborative R & D Period for all three Collaborative R & D Programs, PEPSICO may terminate this Agreement in its entirety without cause upon ninety (90) days prior written notice to SENOMYX.

In the event of termination of this Agreement by PEPSICO under this Section 14.4, PEPSICO shall continue to be responsible for reimbursement of its portion of any non-cancellable expenditures that SENOMYX has incurred prior to receipt of such notice of termination and which PEPSICO agreed to pay under this Agreement.

14.5     Effect of Termination

Upon termination of this Agreement, all rights and obligations of the parties under this Agreement will terminate, except as expressly provided in this Section 14.5 and Section 14.6, and, without limiting the generality of the foregoing, PEPSICO and its Affiliates will have no right to practice the Target IP or use the Target IP, and SENOMYX shall have full and unfettered rights to exploit the Target IP, and all rights, title and interest in and to the Target IP shall remain the sole property of SENOMYX.

Expiration or termination of this Agreement will not relieve the parties of any obligation accruing before such expiration or termination (including, without limitation, payment of accrued royalties). PEPSICO will be obligated to pay SENOMYX a pro rata portion of all MARs due as of the effective date of termination (as described in further detail below).

In the event of the expiration or termination of this Agreement, the MARs for the final Commercialization Year for each Selected Compound shall be calculated by [45] (i) […***…] under Section 8.4.1 and Section 8.4.2 in such final Commercialization Year for each Minimum Annual Royalty Category from (ii) […***…] (a) […***…] by (b) the […***…] in such Commercialization Year.

Upon termination of this Agreement for any reason, SENOMYX, at its sole discretion, shall determine whether PEPSICO shall cancel or assign to SENOMYX any and all sublicense agreements executed by Ingredient Suppliers. Notwithstanding the foregoing, in the event that PEPSICO has sublicensed the rights applicable to a Selected Synthetic Enhancing Compound […***…] under Section 9.6.1 prior to the Amended and Effective Date and this Agreement terminates for any reason (other than […***…]), then SENOMYX shall promptly notify […***…]. Not later than […***…] following […***…] receipt of such notice, […***…] that were properly sublicensed (in accordance with Section 9.6 of this Agreement) by PEPSICO […***…] prior to the termination of this Agreement […***…] [46] such licensed rights and of […***…] to (i) […***…] applicable to PEPSICO relating to the sublicensed Selected Enhancing Compounds under this Agreement (including the […***…] set forth in this Agreement) and (ii) […***…] with PEPSICO, which in no case […***…] this Agreement. All […***…] under this Agreement shall be deemed to […***…] notwithstanding the termination of this Agreement and […***…]. In that circumstance, notwithstanding the […***…] properly made by PEPSICO under Section 9.6.1 and […***…], SENOMYX shall not be deemed to […***…].

14.6     Survival

The obligations and rights of the parties under Sections 5.1.1 (third paragraph only), 5.1.2 (third paragraph only), 5.3 (second paragraph only), 5.4 (other than first paragraph), 8.10, 8.12, 10, 11, 12, 13, 14.5, 14.6, 15, 16 and Appendix A, will survive termination or expiration of this Agreement.

15.	Warranties and Indemnification

15.1     Mutual Representations and Warranties

The parties make the following representations and warranties to each other:

15.2     Corporate Power

Each party hereby represents and warrants that as of the Original Effective Date and the Amended Effective Date, such party:

(i)	is duly organized, validly existing under the laws of the state of its incorporation, and in good standing;

(ii)

has all requisite corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and

(iii)

is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on its ability to perform its obligations under this Agreement.

15.3     Due Authorization

Each party hereby represents and warrants that as of the Original Effective Date and the Amended Effective Date, such party:

(i)	has the requisite corporate power and authority and the legal right to execute and deliver this Agreement and to perform its obligations hereunder;

(ii)

has taken all necessary action on its part to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the grant of rights extended by it hereunder, and no action or corporate procedure is necessary to authorize this Agreement, the performance of its obligations hereunder or the grant of rights extended hereunder.

15.4     Binding Agreement

Each party hereby represents and warrants to the other that as of the Original Effective Date and the Amended Effective Date:

(i)	this Agreement has been duly executed and delivered on its behalf and is a legal and valid obligation binding upon it and is enforceable in accordance with its terms;

(ii)

the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; and

(iii)	all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by it in connection with the Agreement have been obtained.

15.5     Warranties Regarding SENOMYX Technology

SENOMYX warrants to PEPSICO as of the Original Effective Date and the Amended Effective Date the following:

15.5.1	SENOMYX Express Warranties

As of the Original Effective Date and the Amended Effective Date:

(i)	To the best of SENOMYX’s knowledge, SENOMYX has the lawful right to license the Target IP in existence on the Effective Date to PEPSICO in accordance with the terms of this Agreement;

(ii)	SENOMYX is not precluded under any license or other agreement with a Third Party from entering into this Agreement and granting the rights to PEPSICO provided hereunder;

(iii)

To the best of SENOMYX’s knowledge, the activities to be performed by SENOMYX under this Agreement will not infringe any patents, copyrights, trademarks or other intellectual property rights of a Third Party; and

(iv)

SENOMYX has not been served with a Third Party suit, nor otherwise received written notice, or verbal notice to any current SENOMYX officer, of any allegation of infringement, relating to the SENOMYX Technology.

15.5.2	SENOMYX Disclaimer

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES SET FORTH IN SECTION 15.5.1, SENOMYX (INCLUDING ITS OFFICERS, EMPLOYEES AND AGENTS) EXPRESSLY DISCLAIMS ANY FURTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, RELATING TO SENOMYX TECHNOLOGY; INCLUDING ANY EXPRESS OR IMPLIED WARRANTY

(i)	OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SENOMYX TECHNOLOGY OR SENOMYX PATENT RIGHTS; AND

(ii)	THAT THE PRACTICE OF SENOMYX TECHNOLOGY WILL NOT INFRINGE A PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHT OF A THIRD PARTY; AND

(iii)	REGARDING THE PATENTABILITY OF ANY SENOMYX TECHNOLOGY, INCLUDING SENOMYX TECHNOLOGY CLAIMED IN PATENT APPLICATIONS AS PART OF SENOMYX PATENT RIGHTS.

15.5.3	SENOMYX Indemnification.

SENOMYX hereby agrees to defend and indemnify PEPSICO, and its respective officers, directors, employees, agents and Affiliates (collectively, the “PEPSICO Indemnitees”) from and against all damages or other amounts payable by PEPSICO Indemnitees to a Third Party, including reasonable attorneys’ fees and costs of litigation, resulting from a claim, demand, action, suit or other proceeding brought or threatened by a Third Party against a PEPSICO Indemnitee based on SENOMYX’s material breach of the terms of this Agreement (including any material breach of any warranties) or SENOMYX’s negligence or willful misconduct including but not limited to, product liability claims arising out of any tests conducted solely by SENOMYX on any Compounds and any environmental claims against PEPSICO Indemnitees relating to SENOMYX’s performance or failure to perform under this Agreement. IN NO EVENT WILL SENOMYX BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY PEPSICO RESULTING FROM THIS AGREEMENT.

15.6     Warranties Relating to PEPSICO Technology

PEPSICO represents and warrants to SENOMYX as of the Original Effective Date and the Amended Effective Date the following:

15.6.1	PEPSICO Express Warranties

As of the Original Effective Date and the Amended Effective Date (with respect to PEPSICO Technology) and as of the Amended Effective Date (with respect to PEPSICO Library):

(i)

To the best of PEPSICO’s knowledge, PEPSICO has the lawful right to license (or sublicense, as the case may be) the PEPSICO Technology and PEPSICO Library to SENOMYX in accordance with the terms of this Agreement; and

(ii)	PEPSICO is not precluded under any license or other agreement with a Third Party from entering into this Agreement and granting the rights to SENOMYX provided hereunder.

15.6.2	PEPSICO Disclaimer

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE WARRANTIES SET FORTH IN SECTION 15.6.1, PEPSICO (INCLUDING ITS OFFICERS, EMPLOYEES AND AGENTS) EXPRESSLY DISCLAIMS ANY FURTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, RELATING TO PEPSICO TECHNOLOGY, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY

(i)	OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF PEPSICO TECHNOLOGY OR PEPSICO PATENT RIGHTS; AND

(ii)	THAT THE PRACTICE OF PEPSICO TECHNOLOGY WILL NOT INFRINGE A PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHT OF A THIRD PARTY; AND

(iii)	REGARDING THE PATENTABILITY OF ANY PEPSICO TECHNOLOGY, INCLUDING PEPSICO TECHNOLOGY CLAIMED IN PATENT APPLICATIONS AS PART OF PEPSICO PATENT RIGHTS.

15.6.3	PEPSICO Indemnification

PEPSICO hereby agrees to defend and indemnify SENOMYX, its Affiliates and its and their respective officers, directors, employees and agents (collectively, the “SENOMYX Indemnitees”) from and against all damages or other amounts payable by SENOMYX Indemnitees to a Third Party, including reasonable attorneys’ fees and costs of litigation, resulting from a claim, demand, action, suit or other proceeding brought or threatened by a Third Party against a SENOMYX Indemnitee based on:

(i)

material breach by PEPSICO of the terms of this Agreement (including any material breach of any warranties) or negligence or willful misconduct of PEPSICO or its Affiliates including but not limited to, product liability claims arising out of any tests conducted solely by PEPSICO or its Affiliates on any Compounds and any environmental claims against SENOMYX Indemnitees relating to PEPSICO’s (or any of its Affiliates) performance or failure to perform under this Agreement;

(ii)

any development, testing, manufacture, use, handling, storage, sale, or other disposition of a Selected Compound or Beverage or Beverage Base incorporating a Selected Compound or other Product by or through PEPSICO or its Affiliates or Bottlers or its permitted sublicensees;

(iii)	a product liability claim on any Product; and

(iv)	the practice by PEPSICO, its Affiliates or its permitted sublicensees of any license granted hereunder.

IN NO EVENT WILL PEPSICO BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY SENOMYX RESULTING FROM THE EXERCISE OF ANY RIGHTS GRANTED IN ACCORDANCE WITH THIS AGREEMENT.

15.6.4	PEPSICO Indemnification Of Certain SENOMYX Licensors

PEPSICO hereby agrees to indemnify, defend and hold [47] and its respective officers, sponsors, directors, employees, and agents harmless from and against all damages or other amounts payable to a Third Party, including reasonable attorneys’ fees and costs, of any (i) […***…] arising out of the development, testing, manufacture, use, handling, storage, sale or other disposition by PEPSICO or its Affiliates of a Selected Compound, Beverages or Beverage Bases incorporating a Selected Compound and (ii) resulting or arising from the exercise of rights by PEPSICO and its Affiliates under the licenses granted under Section 9.

16.	Miscellaneous

16.1     Force Majeure

Neither party will lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party (other than a payment default) if the failure is occasioned by war, fire, explosion, flood, (e.g. El Niño), earthquake, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting party; provided, however, that the party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure and thereafter takes all reasonable steps to mitigate any such delay in performance hereunder and any damages that may be incurred by the other party thereby.

16.2     Governing Law and Jurisdiction

This Agreement will be governed by the laws of the State of Delaware, as such laws are applied to contracts entered into and to be performed entirely within such state.

16.3     Binding Effect

This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

16.4     Dispute Resolution

The parties recognize that disputes as to certain matters may, from time to time, arise during the Term, which relate to either party’s rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration. The parties agree that prior to any arbitration concerning this Agreement, SENOMYX’s [48] and PEPSICO’s […***…] or another corporate officer of PEPSICO with the title of Executive Vice President or higher, will meet in person, or by video-conferencing and will use best efforts to resolve any disputes concerning this Agreement.

Within […***…] of a formal request by either party to the other party, either party may, by written notice to the other party, have such dispute referred to their respective officers designated, or their successors, for attempted resolution by good faith negotiations, such good faith negotiations to begin within thirty days after such notice is received. Any dispute arising out of or relating to this Agreement which is not resolved between the parties or the designated officers of the parties pursuant to this Section 16.4 will be resolved by final and binding arbitration conducted in New York, New York (unless the parties mutually agree to another location) in accordance with the rules of the American Arbitration Association. The arbitration will be conducted by a single, neutral arbitrator who is knowledgeable in the general subject matter at issue in the dispute.

The parties will agree on the arbitrator and if they cannot agree, the arbitrator will be selected in accordance with the procedures of the American Arbitration Association.

In conducting the arbitration, the arbitrator will

(i)

determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery (and provided that the arbitrators will permit such discovery they deem necessary to permit an equitable resolution of the dispute),

(ii)	ensure that the total time of the arbitration from filing to a final decision or executed settlement agreement is less than six months, and

(iii)

be able to decree any and all relief of an equitable nature, including, but not limited to, such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, specific performance or repletion of property.

The arbitrator will also be able to award damages and recommend injunctions.

The parties will share equally the arbitrator’s fees and expenses pending the resolution of the arbitration.

The decision of the arbitrator will be final and binding on the parties and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of such party.

Notwithstanding anything to the contrary in this Section 16.4, either party may seek immediate injunctive or other interim relief from any court of competent jurisdiction with respect to any breach of Sections 10 or 13 hereof, or otherwise to enforce and protect the Patent Rights, copyrights, trademarks, or other intellectual property rights Controlled by such party. In addition, arbitration will not be used to resolve disputes concerning Patent Rights. Disputes concerning Patent Rights, including, but not limited to, disputes concerning patent ownership, claim language, claim scope and issues of validity will be settled in a court of law. Any arbitration ruling that relies on an interpretation of Patent Rights will have no binding effect in a court of law on any Patent Rights related to this Agreement, unless such Patent Rights have been adjudicated in a court of law. In no event will a demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing or the outcome of the arbitration proceeding, each party will bear its own expenses including, without limitation, attorneys’ fees and court costs, even if the arbitrators have the discretion to award such fees and costs to the prevailing party.

16.5     Severability

If any term of this Agreement or the application thereof to any party or circumstance is, to any extent, held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term to parties or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each term of this Agreement will be valid and enforced to the fullest extent permitted by law. The parties agree to renegotiate such term in good faith in order to provide a reasonably acceptable alternative to the term that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

16.6     Independent Contractors

It is expressly agreed that PEPSICO and SENOMYX will be independent contractors and that the relationship between the parties will not constitute a partnership or agency of any kind. Neither PEPSICO nor SENOMYX will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other party, without the prior written authorization of the other party to do so.

16.7     Entire Agreement

This Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties, on the Original Effective Date, and supersedes and terminates all prior agreements and understandings between the parties, with respect to the subject matter hereof (including, without limitation, the Term Sheet with the exception of the indemnity provisions therein which shall expressly survive and continue in full force and effect). For the avoidance of doubt, the Mutual Nondisclosure Agreement shall continue to apply with respect to the activities of the parties prior to the Original Effective Date. There are no prior or contemporaneous covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as set forth in this Agreement.

16.8     Amendment

No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the parties unless reduced to writing and signed by the respective authorized officers of the parties.

16.9     Interpretation

This Agreement will not be strictly construed against either party. Any conflict between the terms set forth in the text of this Agreement and the terms of any Appendix hereto will be resolved in favor of the text of this Agreement.

16.10     Waiver

Except as specifically provided for in this Agreement, the waiver from time to time by either of the parties of any rights or the failure to exercise any remedy will not operate or be construed as a continuing waiver of the same right or remedy or any of the other of such party’s rights or remedies provided in this Agreement.

16.11     Construction

The term “Article” or “Section” can refer to any single paragraph level found in this Agreement or any collection of multiple paragraphs.

16.12     No Third Party Beneficiaries

No Third Party, including any employee of any party to this Agreement (except as specifically provided in this Agreement) will have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement will be deemed to constitute the parties partners with each other or any Third Party.

16.13     Notices

Any notices or communications provided for in this Agreement to be made by either party to the other party must be in writing, in English, and will be made by prepaid air mail or overnight carrier with return receipt addressed to the other party at its address set forth below. Any such notice or communication may also be given by hand, or facsimile to the appropriate designation. Notices will be sent:

If to SENOMYX, to:	SENOMYX, Inc. 4767 Nexus Centre Drive San Diego, CA 92121 Facsimile number: (858) 404-0750

Attention: [...***...]

If to PEPSICO, to:	PepsiCo, Inc. 700 Anderson Hill Road Purchase, New York 10577 Facsimile number: (914) 249-8339

Attention: […***…]

By like notice, either party may specify or change an address to which notices and communications must be thereafter sent. Notices sent by mail, facsimile or overnight carrier will be effective upon receipt and notices given by hand will be effective when delivered.

16.14     Assignment

Neither party may assign any of its rights or obligations under this Agreement in any country to any Third Party without the prior written consent of the non-assigning party, which consent may be withheld in the sole discretion of the non-assigning party.

Notwithstanding the preceding sentence, either party may assign its rights and obligations under this Agreement without the consent of the other party:

(i)	to a successor to substantially all of the business of such party to which this Agreement relates, whether by merger, sale of stock, sale of assets or other transaction; or

(ii)	to any Affiliate.

Notwithstanding the foregoing, any such assignment to an Affiliate will not relieve the assigning party of its responsibilities for performance of its obligations under this agreement.

Subject to the foregoing, this Agreement shall inure to the benefit of each party, its successors and permitted assigns. Any assignment of this Agreement in contravention of this Section 16.14 shall be null and void.

16.15     Merger or Consolidation

This Agreement will survive any merger or consolidation of either party with or into another party and no consent for any such merger, consolidation or similar reorganization will be required.

16.16     Counterparts

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

16.17 Law and Regulation

While carrying out the obligations set forth in the Agreement, the parties will ensure compliance with all applicable laws and regulations, including, without limitation, all environmental, competition and import and export laws and regulations.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the Amended Effective Date.

Senomyx, Inc.          PepsiCo, Inc.

By:	/s/ John Poyhonen	By:	/s/ Mehmood Khan

Name:	John Poyhonen	Name:	Mehmood Khan

Title:	President and Chief Executive Officer	Title:	Vice Chair/ Chief Scientist

Date:	September 28, 2016	Date:	September 29, 2016

[Signature Page to Amended and Restated Collaborative Research, Development, Commercialization and License Agreement between Senomyx, Inc. and PepsiCo, Inc.]

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

APPENDIX A - DEFINITIONS

“Affiliate” means any corporation, company, partnership, joint venture, association or other entity, which directly or indirectly controls, is controlled by or is under common control with a party. As used in this definition, the term “control” means direct or indirect beneficial ownership of fifty percent or more of the outstanding securities having voting rights for the election of directors in a corporation or of the comparable equity interest in any other type of entity. With respect to PEPSICO, “Affiliate” [...***...].

“Agreement” means this agreement, together with all appendices attached hereto, as it may be amended or supplemented from time to time hereafter by a written agreement executed by authorized representatives of both parties.

“Amended Effective Date” means the date first set forth on which this Agreement is signed by the last of the parties required to execute it.

“Analog Compounds” mean Compounds which are analogs of Natural Compounds that do not exist in nature and function as a sweetener at the intended level of use and are discovered after the Amended Effective Date.

“Beverages” means non-alcoholic beverages sold under the trademark(s) of PEPSICO or its Affiliates (including, without limitation, […***…]) packaged and sold for use or consumption by an end user, whether in a ready-to-drink format, or as a dry-powdered, liquid or frozen concentrate.

“Beverage Base” means concentrated flavor combinations made and sold by PEPSICO or its Affiliates, such as bases sold to a Bottler or for foodservice for use in fountain drinks, which are then used to make Beverages which are intended for use or consumption by an end user. For the avoidance of doubt, the Beverage Base is not packaged and sold for end use by consumers.

“Bottlers” means bottlers of Beverages authorized by PEPSICO or one of its Affiliates to sell Beverages under the trademarks of PEPSICO or one of its Affiliates.

“Calendar Quarter” means each three month period during a Calendar Year commencing on January 1, April 1, July 1 and October 1.

“Calendar Year” means a period of a year beginning January 1 and ending December 31.

“Co-Exclusive” means, with reference to a license granted by SENOMYX under Section 9.4, that, in addition to the license granted to PEPSICO and its Affiliates under Section 9.4, SENOMYX may grant a comparable license (i.e., a worldwide license under SENOMYX’s intellectual property to make, have made, use and sell dry-powdered non-alcoholic beverages incorporating Compounds) to only one (1) party (and such party’s Affiliates). SENOMYX and PEPSICO acknowledge and agree that such other co-exclusive licensee may be an Ingredient Supplier that is authorized to manufacture and sell a Selected Compound to a Third Party manufacturer of non-alcoholic beverages.

“Co-Exclusive Product Category” means all dry-powdered non-alcoholic beverages. For the avoidance of doubt, the Co-Excusive Product Category does not include any Therapeutics or other products which are not non-alcoholic beverages such as table top or bulk packaged sweeteners/enhancers, powdered coffee creamers (whether dairy or non-dairy) or semi-liquid products, such as drinkable, spoonable or squeezable yogurt.

“Collaboration Compounds” means Enhancing Compounds, Analog Compounds and Natural Sweetener Compounds.

“Collaborative R&D Period” means with respect to (i) the Synthetic Enhancing Compound Program the period beginning on the Original Effective Date and concluding on September 30, 2016; (ii) the Natural Enhancing Compound Program and the Natural Sweetener Compound Program, the period beginning on the Original Effective Date and ending September 30, 2019, except that such period may be extended with respect to such programs by PEPSICO’s exercise of the Extension Option in accordance with Section 2.3.

“Collaborative R&D Program” means any of the Synthetic Enhancing Compound Program, Natural Enhancing Compound Program and/or Natural Sweetener Program.

“Commercialization Period” (determined with respect to each Selected Compound individually) means the period (a) beginning on the earlier of (i) with respect to a Selected Enhancing Compound, the first anniversary of the date of the first [51] for use of such Selected Enhancing Compound in at least one product category licensed to PEPSICO under this Agreement, (ii) with respect to a Selected Natural Sweetener Compound, the first anniversary of the date of the first Regulatory Approval of such Selected Natural Sweetener Compound authorizing the use of such Selected Natural Sweetener Compound in a Major Country in at least one product category licensed to PEPSICO under this Agreement, or (iii) the first commercial sale by PEPSICO or any of its Affiliates or permitted sublicensee of a Product incorporating such Selected Compound and (b) ending on the date that there no longer exists a Valid Claim in a Patent Right Controlled by SENOMYX or its Affiliates covering the manufacture, use or sale of such Selected Compound(s) or Product incorporating such Selected Compound(s) in any country in which the Selected Compound is manufactured or sold, or where Products incorporating Selected Compounds are manufactured or sold. In the event that PEPSICO does not select at least one Selected Compound under a given Collaborative R&D Program as contemplated by Section 4.3, then with respect to that Collaborative R&D Program the Commercialization Period will automatically expire and terminate.

“Commercialization Plan” has the meaning set forth in Section 6.

“Commercialization Year” means with respect to each Selected Compound, the twelve (12) month periods beginning the first day of the calendar quarter immediately following commencement of the applicable Commercialization Period and each twelve (12) month period thereafter.

“Compound(s)” means (i) a substance(s) that enhances the sweetness intensity of a sweetener, or (ii) a Natural Compound that is a sweetener.

“Confidential Information” means all information, Inventions and Know-How disclosed by one party to the other party, whether pursuant to this Agreement, or the Mutual Nondisclosure Agreement, including, without limitation, information and material (whether or not patentable) regarding technology, products, research, development, manufacturing, marketing, finances, personnel or other business information or objectives which is designated as confidential in writing by the disclosing party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing party to the other party. Notwithstanding the foregoing to the contrary, Inventions, Know-How or other information which is orally, electronically or visually disclosed by a party, or is disclosed in writing without an appropriate letter, stamp or legend, will constitute Confidential Information of a party if the disclosing party, within 30 days after such disclosure, delivers to the other party a written document or documents describing the Inventions, Know-How or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made.

“Control” or “Controlled” means, with respect to intellectual property, information or Materials, possession by a party, as of the Original Effective Date or during the applicable Collaborative R&D Period, of the ability to grant a license or sublicense in accordance with the terms of this Agreement, without violating the terms of any agreement between such party and any Third Party that is in effect on the Original Effective Date.

“Consumer Price Index” means the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, by expenditure category and commodity and service group, for the food and beverages expenditure category, as published by the United States Department of Labor, Bureau of Labor Statistics (1982-84 = 100). If the 1982-84 base of the Consumer Price Index is hereafter changed, then the new base will be converted to the 1982-84 base and the base as so converted shall be used. In the event that the Bureau ceases to publish the Consumer Price Index at least once a year, then the successor or most nearly comparable Index thereto selected by SENOMYX and approved by PEPSICO shall be used. Changes in the Consumer Price Index will be measured based on annual average (e.g. percent change in annual average from 2010 to 2011).

“Cost of Selected Compound” means the actual gross amount invoiced (in US$) to PEPSICO or its Affiliate by a Third Party in good faith in an arm’s length transaction for the manufacture, sale and delivery of a Selected Compound on a per Unit Case basis, including [...***...][...***...]. The Cost of Selected Compound will be calculated for each Calendar Quarter during the Commercialization Period, for each Beverage and Beverage Base, based on actual amounts purchased by PEPSICO and its Affiliates of the Selected Compound […***…] and the actual amounts of such Selected Compound used in a given Beverage or Beverage Base, as the case may be. In the event that PEPSICO or any of its Affiliates elect to manufacture a Selected Compound, then the Cost of a Selected Compound will be the actual cost for such Selected Compound, determined on a per Unit Case basis for a given Beverage and Beverage Base, during the applicable Calendar Quarter. Actual costs of such Selected Compound shall be comprised of […***…]. If the Selected Compound is purchased from a Third Party […***…], and not […***…], then the gross amount invoiced for the Selected Compound will be deemed […***…] during the applicable period. If the Selected Compound is purchased […***…], and not […***…], then any […***…] as the Cost of Selected Compound […***…] of Selected Compound […***…].

“Data Package” has the meaning set forth in Section 4.2.

“Direct PEPSICO Competitor” means, as of the relevant date of determination, a company which has annual consolidated revenue of […***…] and in which greater than […***…] for the last full fiscal year of such company is generated by […***…].

“Enhancing Compound(s)” means Natural Enhancing Compound(s) and/or Synthetic Enhancing Compound(s).

“Enhancing Compound Concentration” means the Enhancing Compound is […***…] at which such Enhancing Compound […***…], as measured in Taste Tests.

“European Regulatory Approval” means Regulatory Approval by the European Food Safety Authority (“EFSA”).

“Exclusive” means, with reference to a license granted by SENOMYX under Section 9.3.1, exclusive as to Third Parties and SENOMYX.

“Exclusive Product Categories” means all non-alcoholic beverage product categories including liquid and frozen concentrates, but excluding the Co-Exclusive Product Category. For the avoidance of doubt, the Exclusive Product Categories do not include any Therapeutics, or other products which are not non-alcoholic beverages such as [...***...].

“Extension Option” shall have the meaning set forth in Section 2.3.

“Extract(s)” is the resulting liquid, solid or semisolids prepared from a two-step process involving the complete or partial separation/removal of desired portions of the plant matter with suitable solvents followed by the evaporation of all nearly all of the solvent

“FEMA” means the Flavor and Extract Manufacturers Association.

“FEMA GRAS” means the process by which a compound is determined to be Generally Recognized as Safe by the FEMA expert panel.

“FEMA GRAS Determination” means receipt of notification from FEMA of determination as Generally Recognized As Safe (“GRAS”).

“FEMA GRAS Studies” means the safety studies and manufacture of GMP material to support FEMA GRAS Determination set forth in the applicable Research Plan. SENOMYX, in its sole discretion, may supplement the list of FEMA GRAS Studies at any time, which will be reflected in the minutes for the applicable Steering Committee meeting.

“Field” means the Exclusive Product Categories and the Co-Exclusive Product Category.

“[…***…] Categories” means the following subset of the Third Party Beverage Manufacturer Product Categories: […***…]. For the avoidance of doubt, each of the […***…] Categories must be within the definition of Third Party Beverage Manufacturer Product Categories.

●	[…***…]

●	[…***…]

●	[…***…] [...***...]

●	[…***…]

“Ingredient Supplier” means a company that is primarily in the business of providing ingredients, flavors or food additives to food or beverage customers.

“Ingredient Supply Product(s)” means Selected Enhancing Compound(s) sold as […***…] intended for use in a nonalcoholic beverage; and […***…] in each case intended for use in a Third Party Beverage Manufacturer Product Category.

“Initial Regulatory Plan” has the meaning set forth in Section 4.2.

“Intended Purpose” has the meaning set forth in Section 4.3.

“Invention” means any invention, including any new and useful process, method, or composition of matter, or improvement thereto, whether or not patentable, made in the course of the applicable Collaborative R&D Program.

“Joint Invention” has the meaning set forth in Section 10.4 .

“Joint Patent Rights” means all Patent Rights containing one or more claims to a Joint Invention.

“Know-How” means information and data, whether or not patentable, which is not generally known to the public, including, without limitation, designs, concepts, formulae, software, techniques, practices, processes, methods, knowledge, skill, experience, expertise, technical information and data, including pharmacological, toxicological and clinical test data, analytical and quality control data, patent and legal data or marketing, sales and manufacturing data.

“Major Countries” means […***…]. A “Major Country” means any of the foregoing.

“MARs” has the meaning set forth in Section 8.5.1.

“[…***…]” means the […***…] from which all […***…].

“Materials” mean antagonists, agonists, inhibitors, compounds, and chemicals, including without limitation, Compounds, Collaboration Compounds and Selected Compounds.

“Minimum Annual Royalty Categories” means the following categories and “Minimum Annual Royalty Category” means any one of the following categories[...***...].

“[…***…]” means […***…].

“Mutual Nondisclosure Agreement” means the Mutual Nondisclosure Agreement entered into between SENOMYX and Pepsi Cola Company dated […***…], as amended on […***…] and […***…].

“Natural Ago-Enhancing Compounds” means a Natural Compound under the Control of SENOMYX that when […***…] that is equivalent to […***…] in an in vitro assay and in Taste Tests.

“Naturals Collaborative R&D Program” shall mean the Natural Enhancing Compound Program and the Natural Sweetener Compound Program.

“Natural Compound(s)” means a compound(s) that exists in nature. A compound is still considered “Natural” if it is manufactured through processes other than plant extraction.

“Natural Enhancing Compound(s)” means a Natural Compound under the Control of SENOMYX that allows for at least […***…].

“Natural Enhancing Compound Program” means the research and development program to discover Natural Enhancing Compounds and develop any Selected Natural Enhancing Compounds, pursuant to the applicable Research Plan.

“Natural Sweetener Compound(s)” means a Natural Compound(s) under the Control of SENOMYX that (a) is a sweetener and is not an Enhancing Compound, or (b) is a Natural Ago-Enhancing Compound , in either case where such Natural Compound(s) meets the desired criteria set forth by the Steering Committee and incorporated into the minutes of the applicable Steering Committee.

“Natural Sweetener Compound Program” means the research and development program to discover Natural Sweetener Compounds and develop any Selected Natural Sweetener Compounds pursuant to the applicable Research Plan.

“Net Sales” means, with respect to any Ingredient Supply Product, [...***...] by Ingredient Suppliers on any sales or other transfer of the Ingredient Supply Product, less the following items:

i)	[…***…];

ii)	[…***…];

iii)	[…***…];

iv)	[…***…]; and

v)	[…***…].

“Original Collaborative R&D Period” means (i) with respect to Synthetic Enhancing Compounds, that period of time between the Original Effective Date through September 30, 2016; (ii) with respect to Natural Enhancing Compounds and Natural Sweetener Compounds, that period of time between the Original Effective Date and the Amended Effective Date.

“Original Effective Date” means August 16, 2010.

“Patent Rights” means all rights associated with all U.S. or foreign (including regional authorities such as the European Patent Office) regular or provisional patents or patent applications, including any continuation, continuation-in-part, renewal, request for continued examination or division thereof or any substitute application therefor or equivalent thereof, and any patent issuing thereon, including any reissue, reexamination or extension thereof and any confirmation patent, substitutions, confirmations, revalidations, revisions or registration patent or patent of additions based on any such patent.

“PEPSICO Criteria” means the list of criteria that PEPSICO has established as desirable for PEPSICO’s evaluation of a Collaboration Compound (including, for example, […***…]) which shall be presented to the applicable Steering Committee and reflected in the minutes at the meeting at which such criteria are first presented, which shall be not later than […***…][…***…], as such criteria may be updated by [...***...], and which will be reflected in the minutes for the applicable Steering Committee meeting.

“PEPSICO Exclusive Plant List” means a list […***…] determined by the Auditor to be found solely and exclusively in the PEPSICO Library and not duplicated in SENOMYX Library […***…].

“PEPSICO Know-How” means all Know-How Controlled by PEPSICO as of the Original Effective Date that is not covered by PEPSICO’s Patent Rights and that is provided to SENOMYX and necessary or appropriate for the activities to be conducted by SENOMYX under this Agreement.

“PEPSICO Library” shall mean that portion of plant […***…] owned by PEPSICO from which the PEPSICO Exclusive Plant List will be derived for use in the Natural Enhancing Compound Program and Natural Sweetener Compound Program […***…].

“PEPSICO Patent Rights” means all Patent Rights Controlled by PEPSICO as of the Original Effective Date, including, without limitation, any Patent Rights containing one or more claims to an Invention made solely by employees or agents of PEPSICO, but excluding any Joint Patent Rights, that are provided to SENOMYX for the activities to be conducted under this Agreement.

“PEPSICO Technology” means PEPSICO Patent Rights and PEPSICO Know-How.

“Percentage of Sweetener Reduction or PSR” means […***…]. The PSR will be adjusted on a […***…] basis to reflect any changes to a product formula that were implemented […***…]. With respect to a Beverage Base, the PSR will be calculated by […***…].

With respect to a Beverage that is a […***…] product that PEPSICO or its Affiliates […***…], the Selected Compound’s PSR will be calculated as (a) the total […***…] the total […***…] [...***...] by (b) the total […***…] the Selected Compound);

With respect to a Beverage for which PEPSICO or its Affiliates does not […***…], the Selected Compound’s PSR will be calculated in accordance with […***…].

“Products” means Beverages, Beverage Bases, and Ingredient Supply Products.

“Regulatory Approval” means, with respect to a Collaboration Compound, any regulatory approvals, licenses, permits or consents issued by any governmental authority, authorizing the use of such Collaboration Compound in the Field.

“Regulatory Plan” means an Initial Regulatory Plan as updated as contemplated under Section 5.1.

“Research Plans” means the detailed scientific research and development plans that define the key activities, responsibilities of the parties, research milestones and timelines for the Synthetic Enhancing Compound Program, Natural Enhancing Compound Program and Natural Sweetener Program.

“Royalty Report” shall mean the royalty statement furnished by a party in sufficient detail to permit confirmation of the accuracy of the royalty payment made in accordance with the accounting procedures set forth in Section 8.12.1.

“Royalty Shortfall” has the meaning set forth in Section 8.5.1.6.

“Selected Analog Compound(s)” means a Selected Compound(s) that is an Analog Compound(s).

“Selected Compound(s)” has the meaning set forth in Section 4.3.

“Selected Enhancing Compound(s)” means a Selected Compound(s) that is an Enhancing Compound(s)

“Selected Natural Enhancing Compound(s)” means a Selected Compound(s) that is a Natural Enhancing Compound(s).

“Selected Natural Sweetener Compound(s)” means a Selected Compound(s) that is a Natural Sweetener Compound(s).

“Selected Synthetic Enhancing Compound(s)” means a Selected Compound(s) that is a Synthetic Enhancing Compound(s).

“SENOMYX Know-How” means all Know-How that is not covered by the SENOMYX Patent Rights and that is necessary or appropriate for the activities to be conducted under this Agreement, and which is Controlled by SENOMYX as of the Original Effective Date or developed by SENOMYX in the course of the Collaborative R&D Program.

“SENOMYX Library” means the approximately [...***...] plant […***…] owned by SENOMYX […***…].

“SENOMYX Patent Rights” mean all Patent Rights that are necessary or appropriate for the activities to be conducted under this Agreement, and which are Controlled by SENOMYX as of the Original Effective Date or developed by SENOMYX in the course of the Collaborative R&D Program, but excluding any Joint Patent Rights.

“SENOMYX Technology” means all of the SENOMYX Patent Rights and SENOMYX Know-How, including Target IP.

“Synthetic Compound” means any Compound that is not a Natural Compound.

“Synthetic Enhancing Compound” means a Synthetic Compound under the Control of SENOMYX that allows for at least […***…].

“Synthetic Enhancing Compound Program” means the research and development program to discover Synthetic Enhancing Compounds and develop any Selected Synthetic Enhancing Compounds, pursuant to the applicable Research Plan.

“Target IP” means the SENOMYX Patent Rights and SENOMYX Know-How claiming or covering […***…].

“Target Sweetener(s)” means sucrose, fructose and high fructose corn syrup (“HFCS”).

“Taste Tests” means based on the […***…].

“Term” has the meaning set forth in Section 14.1.

“Term Sheet” means the Term Sheet entered into between the parties dated June 23, 2010.

“Therapeutics” means any Compound(s) which […***…].

“Third Party(ies)” means any party other than SENOMYX or PEPSICO or their respective Affiliates.

“Third Party Beverage Manufacturer Product Categories” means all Third Party Manufacturer Beverages and Third Party Manufacturer Beverage Bases in the Exclusive Product Categories, except for the following specified product categories: Carbonated Soft Drinks, Hydration Beverages, Juices and Juice Flavored Drinks, and RTD Tea.

●	[…***…]

●	[…***…]

●	[…***…]

●	[…***…]

Notwithstanding the foregoing, each of the above-referenced product categories […***…] specifically excludes all beverages that contain […***…]% or greater milk (or milk substitute, such as soy milk) content.

“Third Party Collaborator” means any Third Party with whom SENOMYX has entered into an agreement after the Amended Effective Date for purposes of discovering or commercializing Natural Compounds that are intended for use as a sweetener and/or enhancer in all product categories.

“Third Party Manufacturer Beverages” means non-alcoholic beverages sold under the trademark(s) of a Third Party intended for use or consumption by an end user, whether in a ready-to-drink format, or as a liquid or frozen concentrate. Third Party Manufacturer Beverages excludes all dry-powdered beverages.

“Third Party Manufacturer Beverage Bases” means concentrated flavor combinations made and sold by a Third Party (such as bases sold to a bottler or for foodservice for use in fountain drinks) which are then used to make non-alcoholic beverages that are intended for use or consumption by an end user.

“Unit Case” means the equivalent of 192 ounces of finished beverage ready for consumption. With respect to powdered, liquid and frozen concentrates, it means the amount of concentrate for making 192 ounces of finished beverage.

“United States Regulatory Approval” means Regulatory Approval in the United States of America.

“Valid Claim” means a claim of a pending patent application or an issued patent within the Patent Rights Controlled by SENOMYX or any of its Affiliates, which has not (i) expired or been canceled; (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction; (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (iv) been abandoned.

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

Appendix B – Data Package Information

The following is a summary of the information to be provided in each Data Package. From time to time, the Steering Committee may consider revisions to this Appendix B. Any such revisions are subject to the approval of the Steering Committee and will be attached to the minutes of the applicable Steering Committee.

1.	Data Package Contents

a.	[...***...] for applicable Collaboration Compound
i.	[…***…]
ii.	[…***…]
iii.	[…***…]
iv.	[…***…]
v.	[…***…]
vi.	[…***…]
vii.	[…***…] will be included in an appendix.

b.	[…***…] of applicable Collaboration Compound
i.	[…***…]
ii.	[…***…]
iii.	[…***…]
iv.	[…***…]

c.	Summary of [...***...] of applicable Collaboration Compound in […***…]

A summary will be provided of the […***…]. The […***…] will be included in an appendix. The results of the […***…] will reflect the following with respect to SENOMYX’s […***…]:

i.	[…***…]
ii.	[…***…]
iii.	[…***…]
iv.	[…***…]

d.	[…***…] for the applicable Enhancing Compound (applies to […***…] Only)
i.	[…***…]
ii.	[…***…]
iii.	[…***…]

e.	[…***…] Plan

SENOMYX’s preliminary plan to pursue regulatory approval for the applicable Collaboration Compound as set forth in Section 4.2 of the Agreement. The […***…].

2.	Additional Data Package Contents for [...***...]

In addition to the information set forth above, for a […***…] the Data Package(s) will also include a section regarding […***…]

SCHEDULE 4.1

Following execution of the Amended and Restated R&D Agreement, SENOMYX and PEPSICO shall meet to engage the Auditor and to determine an apportionment of responsibilities for the Natural Programs. The outcome will be a mutually agreed-to Combined Library list. This list may be amended from time to time, with the consent of both parties, to reflect changes in the libraries, including additions to a library.

[...***...] SENOMYX and PEPSICO will […***…] based on the prioritized combined library list in […***…]. SENOMYX will then conduct […***…] with the following goals in mind, […***…]:

●	[…***…]

●	[…***…]

●	[…***…]

A technical team of SENOMYX and PEPSICO professionals will be formed and will hold scheduled calls […***…] to discuss progress and priorities of the programs. This team will determine ratings for top tested materials to be presented at the Steering Committee meetings and may reprioritize the workflow based on results.

The activities to be undertaken by the parties are set forth on the work flow chart set forth on the following page, which may be amended from time to time:

Step	Name	Action	Requirements	Preferred responsibility
[…***…]	[...***...]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Step	Name	Action	Requirements	Preferred responsibility
[…***…]	[...***...]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

SCHEDULE 8.4.1 (A)

Royalties Per Unit Case – Sucrose Enhancing Compounds

[...***...]

[…***…]
		[…***…]	[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]

[...***...]

[...***...]

[...***...]

SCHEDULE 8.4.1 (B)

Royalties Per Unit Case – Fructose Enhancing Compounds

[...***...]

[…***…]
		[…***…]	[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]

[...***...]

[...***...]

[...***...]

[...***...]

***Confidential Treatment Requested